UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PepsiCo, Inc.

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(Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Lay's
Classic
G SERIES
PERFORM 02
THIRST QUENCHER
ENERGY CHEWS
RECOVER 03
POST-GAME PROTEIN
ORIGINAL
Tropicana
QUAKER OATS
OLD FASHIONED
pepsi

700 Anderson Hill Road

Purchase, New York 10577-1444

March 22, 2013

Dear Fellow PepsiCo Shareholders:

You are invited to attend our 2013 Annual Meeting of Shareholders, which will be held on Wednesday, May 1, 2013 at 9:00 a.m. Eastern Daylight Time at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562. For the second consecutive year, we are pleased to return to New Bern, North Carolina, the “birthplace” of Pepsi, for our Annual Meeting. For your convenience, we will offer a live webcast of our Annual Meeting on our website at www.pepsico.com under “Investors”—“Investor Presentations.”

2012 was a significant year for PepsiCo. The Company embarked on a number of important strategic initiatives to serve its shareholders today and in the long term. These initiatives included increasing investment in our iconic global brands, implementing structural and operational changes that are expected to generate $3 billion in productivity savings over three years and intensifying focus on capital spending and working capital management. The Company returned $6.5 billion to shareholders through repurchases and dividends while successfully launching these transformational initiatives.

To position itself for future success, PepsiCo continues to be guided by Performance with Purpose, our goal to deliver sustained financial performance by providing a wide range of foods and beverages from treats to healthy eats; finding innovative ways to minimize our impact on the environment and lower our costs through energy and water conservation, as well as reduced use of packaging material; providing a safe and inclusive workplace for our employees globally; and by respecting, supporting and investing in the local communities in which we operate. We are pleased to again be named by Corporate Responsibility Magazine as one of the world’s 100 Best Corporate Citizens, and be listed on the Dow Jones World Sustainability Index for the 6th consecutive year.

At the Annual Meeting, we will ask you to elect our Board of Directors, ratify the appointment of KPMG LLP as our independent registered public accountants and provide your advisory approval of our executive compensation. We will review the Company’s progress during the past year and discuss any other business matters properly brought before the meeting. The attached Proxy Statement explains our voting procedures, describes the business we will conduct and provides information about the Company that you should consider when you vote your shares.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Your vote is very important to us. Whether or not your plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by telephone or over the Internet, or by completing, signing, dating and returning the enclosed proxy card or vote instruction form if you requested to receive printed proxy materials.

Thank you for your ongoing support of PepsiCo.

Cordially,

Indra K. Nooyi
Chairman of the Board and Chief Executive Officer

To learn more about PepsiCo, our values and our commitment to Performance with Purpose,

please visit our website at www.pepsico.com.

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, May 1, 2013 at 9:00 a.m. Eastern Daylight Time

Place	The North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562

Items of Business	•	Item One: Elect as directors the 13 nominees named in the attached Proxy Statement.

•	Item Two: Ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2013.

•	Item Three: Provide advisory approval of our executive compensation.

Record Date	Holders of record of our Common Stock and Convertible Preferred Stock as of the close of business on March 7, 2013 will be entitled to notice of, and to vote at, the Annual Meeting.

Live Webcast	The Annual Meeting will be webcast on our website at www.pepsico.com under “Investors”—“Investor Presentations” beginning at 9:00 a.m. Eastern Daylight Time on May 1, 2013.

Proxy Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or vote instruction form so that your shares will be represented at the Annual Meeting.

March 22, 2013	By Order of the Board of Directors,

LARRY D. THOMPSON Corporate Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders

To Be Held on May 1, 2013

The Notice of Annual Meeting, Proxy Statement and the Annual Report for

the fiscal year ended December 29, 2012 are available at www.pepsico.com/proxy13.

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2012 Annual Report before you vote.

2013 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

May 1, 2013, 9:00 a.m., Eastern Daylight Time

Place:

North Carolina History Center at Tryon Palace

529 South Front Street

New Bern, North Carolina 28562

Record Date:

March 7, 2013

Meeting Webcast:

www.pepsico.com under “Investors”—“Investor Presentations” beginning at 9:00 a.m. Eastern Daylight Time on May 1, 2013

CORPORATE GOVERNANCE

  Our Corporate Governance Policies Reflect Best Practices

•	Annual Election of All Directors

•	Majority Voting and a Director Resignation Policy for Directors in Uncontested Elections

•	Independent Presiding Director

•	92% of Directors are Independent

•	Independent Presiding Director Approves Board Meeting Agendas

•	Average Board Attendance of 95% During 2012
•	All Current Directors then Serving Attended 2012 Annual Meeting of Shareholders

•	Executive Sessions of Independent Directors held at each Regularly Scheduled Board Meeting

•	Company Policy Prohibits Pledging and Hedging of PepsiCo Stock

•	Director Stock Ownership Guidelines

•	Board Participation in CEO Succession Planning

SHAREHOLDER ENGAGEMENT

We believe that building positive relationships with our shareholders is critical to PepsiCo’s long-term success. We value the views of our shareholders and other stakeholders, and we solicit input throughout the year on topics such as portfolio strategy, capital allocation, corporate governance, transparent public disclosure, executive compensation, sustainability and corporate social responsibility. Please see page 24 of this Proxy Statement for examples of our recent engagement activities.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Management Proposals:	Board’s Recommendation	Page
Election of 13 Director Nominees (Proposal No. 1)	FOR all Director Nominees	7
Ratification of Appointment of KPMG LLP as Independent Auditors for 2013 (Proposal No. 2)	FOR	62
Advisory Approval of Executive Compensation (Proposal No. 3)	FOR	62

PROXY STATEMENT SUMMARY (CONTINUED)

EXECUTIVE COMPENSATION PROGRAMS

Our Executive Compensation Programs are Designed to Attract and Retain Global Talent and Align the Interests of Our Executives and Our Shareholders

Our compensation philosophy is to provide market-competitive programs, with pay directly linked to the achievement of short- and long-term business results.

PepsiCo’s Compensation Committee has a practice of reviewing the program components, targets and payouts on an annual basis, to ensure the strength of our pay for performance alignment. Our performance is evaluated against short-term goals that support PepsiCo’s long-term business strategy and long-term goals that measure the creation of sustainable long-term shareholder value.

Our programs are designed to incentivize responsible achievement of multiple operating goals over one- and three-year periods, with targets and metrics selected because they are directly linked to our strategic goals. Additionally, our long-term incentives measure the creation of shareholder value, rewarding the delivery of both absolute stock price growth and relative total shareholder return.

  Our Executive Compensation Programs Incorporate Strong Governance Features

•	No Employment Agreements with Executive Officers

•	No Supplemental Executive Retirement Plans for Executive Officers

•	Long-Term Incentive Awards are Subject to Double-Trigger Vesting upon Change of Control

•	Annual and Long-Term Incentive Programs Contain a Balanced Mix of Top-Line and Bottom-Line, External and Internal Performance Metrics
•	Clawback Policy Applies to Executive Officer Annual Incentive, Long-Term Incentive and Deferral Programs

•	Executive Officers are Subject to Strong Stock Ownership Guidelines

•	Executives Prohibited from Hedging or Pledging Company Stock

•	No Backdating or Repricing of Equity Awards

•	Financial Targets for Performance Awards Never Reset

In 2012, PepsiCo again received strong support for its Executive Compensation Program with 93% of votes cast approving our advisory resolution in May 2012. As in prior years, the Committee considered input from our shareholders and other stakeholders as part of its annual review of PepsiCo’s Executive Compensation Program. Following this review, the Committee implemented refinements to the 2013 Long-Term Incentive Program design to further align executive pay and shareholder value.

Please see the Compensation Discussion and Analysis section beginning on page 27 of this Proxy Statement for a detailed description of our executive compensation.

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT OUR ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by PepsiCo, Inc. (“PepsiCo” or the “Company”) on behalf of the Board of Directors for the 2013 Annual Meeting of Shareholders. PepsiCo is making this Proxy Statement and the form of proxy first available on or about March 22, 2013.

The 2013 Annual Meeting of Shareholders will be held on Wednesday, May 1, 2013 at 9:00 a.m. Eastern Daylight Time at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562.

At the 2013 Annual Meeting, shareholders will vote on the following matters, as well as any other business properly brought before the meeting:

•	Item One: Elect as directors the 13 nominees named in this Proxy Statement. The Board recommends a vote FOR each of the nominees.

•	Item Two: Ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2013. The Board recommends a vote FOR this proposal.

•	Item Three: Provide advisory approval of our executive compensation. The Board recommends a vote FOR this proposal.

Shareholders of record of PepsiCo Common Stock and Convertible Preferred Stock at the close of business on March 7, 2013, the record date, or their duly authorized proxy holders, are entitled to vote on each matter submitted to a vote at the 2013 Annual Meeting and at any adjournment or postponement of the Annual Meeting.

PepsiCo 2013 Proxy Statement	1

GENERAL INFORMATION ABOUT THE PROXY MATERIALS

Q:	Why am I receiving these proxy materials?

A:	Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareholders. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:	What is included in these materials?

A:	These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 29, 2012.

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

A:	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on March 22, 2013, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareholders.
These shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	vote your shares after you have viewed our proxy materials;

•	request a printed copy of the proxy materials; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of our Annual Meeting.

Copies of the proxy materials are available for viewing at www.pepsico.com/proxy13.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. If you do so, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

2	PepsiCo 2013 Proxy Statement

VOTING PROCEDURES AND ANNUAL MEETING ATTENDANCE

Q:	Who may vote at the Annual Meeting?

A:	Only shareholders of record of our Common Stock and Convertible Preferred Stock as of the close of business on our record date, March 7, 2013, are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment of the meeting. As of the record date, there were 1,561,514,319 shares of our Common Stock outstanding and entitled to one vote each at the Annual Meeting and 181,353 shares of Convertible Preferred Stock outstanding and entitled to 899,964 votes at the Annual Meeting (which number is equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date, rounded to the nearest share).

Q:	If I am a shareholder of record of the Company’s shares, how do I vote?

A:	If you are a shareholder of record (that is, if your shares are registered in your own name with our transfer agent), you can vote any one of four ways:

•

Via the Internet.    If you received a Notice, you may vote by proxy via the Internet by visiting http://www.investorvote.com/pep and entering the control number found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the Internet by following the instructions on your proxy card.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•	In Person. Attend the Annual Meeting and vote in person. Bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote in one of four ways:

•

Via the Internet.    If you received a Notice, you may vote by proxy via the Internet by visiting the website indicated in the Notice and following the simple instructions on the website using the control number found in the Notice. If you received or requested printed copies of the proxy material by mail, you may vote via the Internet by following the instructions on the vote instruction form.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

•	In Person. You must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote in person.

As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

PepsiCo 2013 Proxy Statement	3

VOTING PROCEDURES AND ANNUAL MEETING ATTENDANCE (CONTINUED)

Q:	Which items are considered “routine” or “non-routine”?

A:	Proposal No. 2 (ratification of the appointment of the independent registered public accountants) is a matter that we believe will be designated “routine.”

Proposal No. 1 (election of directors) and Proposal No. 3 (advisory approval of our executive compensation) are matters the Company believes will be considered “non-routine.”

Q:	Can employees who participate in PepsiCo’s Savings Plan/PepsiCo Hourly 401(k) Plan vote?

A:	Yes, if you are an employee who participates in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan (a portion of which constitutes an Employee Stock Ownership Plan), you can vote the shares (if any) that are deemed to be in your account in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan as of the close of business on March 7, 2013. To do so, you must sign and return the proxy card or vote by the Internet or telephone, as instructed in the Notice or proxy materials you received in connection with these shares in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan. If you do not provide voting instructions, the trustee will vote your PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan shares in the same proportion as the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

Q:	What constitutes a quorum in order to hold and transact business at the Annual Meeting?

A:	The presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock or Convertible Preferred Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum is not present, the holders of record of a majority of such shares present and entitled to vote may adjourn the meeting until a quorum is obtained.

Q:	Can I revoke my proxy or change my vote after I have voted?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone, by completing, signing, dating and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. Only your latest dated proxy we receive prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to PepsiCo’s Corporate Secretary at 700 Anderson Hill Road, Purchase, NY 10577 a written notice of revocation prior to the Annual Meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:	Assuming the existence of a quorum at the Annual Meeting:

•	Election of Directors. For Proposal No. 1, the affirmative vote of a majority of the votes cast with respect to the director is required to elect each director.

We have also implemented a Director Resignation Policy under our Corporate Governance Guidelines. Under this policy, if a director nominee in an uncontested election receives a greater number of votes “against” his or her election than votes “for” his or her election, the director nominee is required to offer his or her irrevocable resignation to the Board of Directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors. Within 90 days following certification of the

4	PepsiCo 2013 Proxy Statement

VOTING PROCEDURES AND ANNUAL MEETING ATTENDANCE (CONTINUED)

shareholder vote, the independent members of the Board will make a final determination as to whether to accept the director’s resignation, and will promptly publicly disclose the determination. A director who tenders his or her resignation under this provision shall not be present during the deliberations or voting by the Committee or the Board regarding whether to accept the resignation offer.

•

Ratification of Independent Registered Public Accountants.    For Proposal No. 2, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to ratify the appointment of the independent registered public accountants.

•

Provide Advisory Approval of our Executive Compensation.    For Proposal No. 3, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to approve, by non-binding vote, executive compensation.

Note on Abstentions and Broker Non-Votes.    Abstentions and broker non-votes are not treated as cast either for or against a matter, and therefore will not affect the outcome of the vote.

Note on “Broker Non-Votes.”    Under New York Stock Exchange rules, a broker may cast a vote on behalf of a beneficial owner on routine matters, such as Proposal No. 2, when the broker does not receive specific voting instructions from that beneficial owner. On non-routine Proposals No. 1 and 3, a broker may not cast a vote absent specific voting instructions from the beneficial owners. If you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on certain matters, your broker may cast a vote on your behalf for Proposal No. 2 but not Proposals No. 1 or 3.

Q:	Who will serve as the inspectors of election?

A:	Representatives from Computershare Trust Company, N.A. will serve as the inspectors of election.
Q:	Where can I find the voting results of the Annual Meeting?

A:	We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Q:	How are proxies solicited and what is the cost?

A:	We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting. We bear all expenses incurred in connection with the solicitations of proxies. We have engaged Innisfree M&A Incorporated to solicit proxies for an estimated fee of $18,500, plus expenses.

In addition to the solicitation of proxies by mail and electronically, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Our directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person. They will not receive any additional compensation for these activities.

Q:	How can I attend the Annual Meeting in Person?

A:	Attendance at the Annual Meeting is limited to shareholders of record as of the close of business on March 7, 2013. Admission to the Annual Meeting will be on a first-come, first-served basis and will require an admission ticket. Each shareholder will be asked to present valid picture identification such as a driver’s license or passport. The use of cell phones, PDAs, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting. The North Carolina History Center at Tryon Palace is accessible to disabled persons. Upon advance request, we will provide wireless headsets for hearing amplification.

PepsiCo 2013 Proxy Statement	5

VOTING PROCEDURES AND ANNUAL MEETING ATTENDANCE (CONTINUED)

Q:	How do I receive an admission ticket?

A:	If you are a shareholder of record and received your proxy materials by mail, your admission ticket will be your Notice or proxy card. If you received your proxy materials by email, you will be given an opportunity to print an admission ticket after you vote online.

If you are a beneficial owner of shares held in street name and received your proxy materials by mail, your admission ticket will be your Notice or vote instruction form you received from your bank, brokerage firm or other nominee. If you received your proxy materials by email, you will be given an opportunity to print an admission ticket through the email you received.

Shareholders who do not obtain on admission ticket in advance may obtain one upon verification of their ownership, as of the record date, at the registration desk on the day of the Annual Meeting. If you are a beneficial owner of shares, you must show proof of ownership, such as a bank or brokerage account statement. Registration will begin at 8:30 a.m. Eastern Daylight Time.

Q:	Can I listen to the Annual Meeting on the Internet?

A:	Yes, our Annual Meeting will be webcast on May 1, 2013 at 9:00 a.m. Eastern Daylight Time. You are invited to visit www.pepsico.com under “Investors”—“Investor Presentations” to listen to the live webcast of the Annual Meeting. An archived copy of the webcast will be available on our website for at least 90 days following the date of our Annual Meeting.

6	PepsiCo 2013 Proxy Statement

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Our Board of Directors has nominated 13 directors for election at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently PepsiCo directors who were elected by shareholders at the 2012 Annual Meeting, except for George Buckley, who was elected by the Board of Directors effective in September 2012. Dr. Buckley was first brought to the attention of the Nominating and Corporate Governance Committee by our independent director search firm.

The Board looks for its current and potential directors to have a broad range of skills, education, experiences and qualifications that can be leveraged in order to benefit PepsiCo and its shareholders. The Board is particularly interested in maintaining a mix of skills and qualifications that include the following:

Directors’ Skills and Qualifications

•	Public Company Leadership Experience

•	Financial Expertise

•	Multi-Industry / Company Experience

•	Consumer Goods Experience
•	Significant Global Experience

•	Information Technology / New Media Experience

•	Science-Based Capability

•	Academic / Government / Law / Regulatory Affairs Capability

Additionally, directors are expected to possess personal traits such as candor, integrity and collegiality and must be able to commit significant time to the Company’s oversight.

Following each nominee’s biography below, we have highlighted certain notable skills and qualifications that contributed to his or her selection as a member of our Board of Directors. We have also included a chart immediately after the biographies to highlight the skills and qualifications of the Board as a whole.

We have no reason to believe that any of the nominees for director will be unable to serve if elected. However, if any of these nominees becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board. Proxies cannot be voted for a greater number of persons than the nominees named.

Our Board of Directors recommends that shareholders vote “FOR” the election of the following directors.

PepsiCo 2013 Proxy Statement	7

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

SHONA L. BROWN Director Since: 2009 Age: 47 Independent

SHONA L. BROWN, 47, was elected to our Board of Directors in 2009. Ms. Brown has served as a senior advisor to Google Inc., an Internet search and advertising technologies corporation, since January 2013. Prior to assuming this role, Ms. Brown served as Senior Vice President, Google.org of Google Inc. from April 2011 to December 2012. Ms. Brown served as Google Inc.’s Senior Vice President, Business Operations from 2006 to 2011 and Vice President, Business Operations from 2003 through 2006, in both roles leading internal business operations and people operations. From October 1995 to August 2003, Ms. Brown was at McKinsey and Company, a management consulting firm, where she had been a partner since December 2000. She is a director of the following not-for-profit organizations: San Francisco Jazz Organization; The Bridgespan Group; The Exploritorium and The Nature Conservancy.

Skills and Qualifications

As a director, Shona L. Brown provides PepsiCo with the unique perspective of building innovation into the business and people operations (including green operations) of a world-recognized global technology leader, Google Inc. She also brings to the Board her strong background in information technology and social media. From her career in business and consulting, she brings a deep expertise in building organizations optimized for adaptability, growth and innovation, which benefits PepsiCo as we address similar issues. Her experiences also include serving on a number of not-for-profit boards, with a focus on education and the environment.

GEORGE W. BUCKLEY Director Since: 2012 Age: 66 Independent

GEORGE W. BUCKLEY, 66, was elected to our Board of Directors in 2012. Dr. Buckley has served as Chairman of Arle Capital LLP, a private equity firm, since 2012. Dr. Buckley is also currently Chairman of Expro International, an international oil field service company. He served as Chairman, President and Chief Executive Officer of 3M Company, a global innovation company, from 2005 to 2012. Dr. Buckley served as Chairman and Chief Executive Officer of Brunswick Corporation, a multi-billion dollar boat and recreational product manufacturer, from 1997 to 2005. Dr. Buckley is a member of the boards of Stanley Black & Decker, Inc., Archer-Daniels-Midland Company and Hitachi Ltd.

Skills and Qualifications

George W. Buckley brings great insight to PepsiCo’s innovation strategy through his educational background, which includes a doctorate degree in engineering, as well as his leadership roles with 3M Company and Brunswick. In addition to his science-based capabilities, Dr. Buckley also brings to the Board expertise and knowledge of managing a large global corporation across multiple industries and markets, his skills in business, operations and financial matters, and valuable consumer products insights.

8	PepsiCo 2013 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

IAN M. COOK Director Since: 2008 Age: 60 Independent

IAN M. COOK, 60, was elected to our Board of Directors in 2008. He became Chief Executive Officer and was elected to the Board of Directors of Colgate-Palmolive Company in 2007 and became Chairman of its Board in January 2009. He was named President of Colgate-Palmolive Company, a position he still holds, in 2005. Mr. Cook joined Colgate in the United Kingdom in 1976 and progressed through a series of senior management roles around the world. In 2002, he became Executive Vice President, North America and Europe. In 2004, he became Chief Operating Officer, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa and in 2005 became responsible for all Colgate operations worldwide.

Skills and Qualifications

The selection of Ian M. Cook as a director was grounded in Mr. Cook’s strengths in business operations gained from his many years working in global leadership roles, including Chief Executive Officer, and a director at Colgate-Palmolive, a publicly-traded, multi-national consumer products company. In addition, his extensive experience with talent development and succession planning is of great value to PepsiCo and the Board.

DINA DUBLON Director Since: 2005 Age: 59 Independent

DINA DUBLON, 59, was elected to our Board of Directors in 2005. Ms. Dublon retired from JPMorgan Chase & Co. in 2004, where she had served as Executive Vice President and Chief Financial Officer since 1998. She is a director of Microsoft Corp. and Accenture plc. She is also a director of the Global Fund for Women and on the board of overseers of the International Rescue Committee and a trustee of Carnegie Mellon University. She was on the faculty of Harvard Business School during the 2011 to 2012 academic year.

Skills and Qualifications

Dina Dublon’s qualifications include her deep expertise in financial, strategic and banking activities that were gained while serving as a senior executive at JPMorgan Chase & Co., a leading global financial services company, and as a faculty member at Harvard Business School; her corporate governance experience obtained as a member of the board of directors at several other public companies; and her unique perspectives on emerging markets gained while working with global not-for-profit organizations focusing on women’s issues and initiatives. These experiences provide valuable insight to PepsiCo’s Board of Directors.

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ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

VICTOR J. DZAU, MD Director Since: 2005 Age: 67 Independent

VICTOR J. DZAU, MD, 67, was elected to our Board of Directors in 2005. Dr. Dzau has been Chancellor for Health Affairs at Duke University and President and Chief Executive Officer of the Duke University Health System since 2004. Prior to that he served as Hersey Professor of Medicine at Harvard Medical School and Chairman of the Department of Medicine at Brigham and Women’s Hospital in Boston, Massachusetts from 1996 to 2004. He is a member of the Institute of Medicine of the National Academy of Sciences and the European Academy of Sciences and Arts. He was previously Chairman of the National Institutes of Health (NIH) Cardiovascular Disease Advisory Committee and he served on the Advisory Committee to the Director of NIH. Dr. Dzau has been named 2004 Distinguished Scientist of the American Heart Association and was the recipient of the 2004 Max Delbruck Medal, Berlin, Germany, and the 2005 Ellis Island Medal of Honor. Dr. Dzau is also a director of Alnylam Pharmaceuticals, Inc. and Medtronic, Inc. and served as a director of Genzyme Corporation from 2000 until 2011.

Skills and Qualifications

As a medical doctor and physician/scientist, Victor J. Dzau offers PepsiCo significant expertise in the areas of health, wellness and nutrition, an important part of PepsiCo’s growth strategy. His expertise and oversight are especially valuable to PepsiCo’s research and development teams as well as its Global Nutrition Group and related initiatives. In addition, his experience as a director of several public companies provides him with enhanced perspectives on governance and other issues applicable to public companies, and his membership with international health organizations provides him with critical insights on emerging markets.

RAY L. HUNT Director Since: 1996 Age: 69 Independent

RAY L. HUNT, 69, was elected to our Board of Directors in 1996. Mr. Hunt is Chairman of the Board, President and Chief Executive Officer of Hunt Consolidated, Inc., a holding company for oil production and exploration and real estate investment management businesses. He began his association with Hunt Oil Company in 1958 and has held his current position since 1976. He is also a director of numerous corporate organizations, including Bessemer Securities Corporation, Bessemer Securities LLC and King Ranch Inc., and a trustee of numerous charitable organizations, including The Cooper Institute and Southern Methodist University. Mr. Hunt formerly served as Chair of the Federal Reserve Bank of Dallas and as a member of the President’s Intelligence Advisory Board in Washington, D.C.

Skills and Qualifications

Ray L. Hunt brings to PepsiCo a keen understanding and knowledge regarding strategy and leadership of a global organization operating in a key industry from his long-time position as Chairman and Chief Executive Officer of Hunt Oil Company and his current role with Hunt Consolidated, Inc. Mr. Hunt’s extensive experience in government and finance is also of great value to the Board. In addition, his activities in a large number of privately-held and not-for-profit organizations across a range of industries contribute to Mr. Hunt’s operational business expertise, significant experience in governance matters and strong management skills.

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ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

ALBERTO IBARGÜEN Director Since: 2005 Age: 69 Independent

ALBERTO IBARGÜEN, 69, was elected to our Board of Directors in 2005. Mr. Ibargüen has been President and Chief Executive Officer of the John S. and James L. Knight Foundation, a private, independent foundation that promotes quality journalism, media innovation and the arts, since 2005. Mr. Ibargüen previously served as Chairman of Miami Herald Publishing Co., a Knight Ridder subsidiary, and as publisher of The Miami Herald and El Nuevo Herald. He is a member of the boards of AMR Corporation, American Airlines, Inc., AOL, Inc. and the Council on Foreign Relations.

Skills and Qualifications

PepsiCo and its Board of Directors benefit from the business experiences that Alberto Ibargüen acquired over 25 years of managing major metropolitan newspapers, including the country’s largest Spanish-language daily. Mr. Ibargüen brings to the Board market, community and new media insights that have been developed over time and through his role as Chief Executive Officer of one of the country’s largest private foundations, as well as extensive experience with crisis management and regulatory matters. His skill set also includes legal and financial experience that has been enhanced through his publishing, business and public company board roles.

INDRA K. NOOYI Director Since: 2001 Age: 57

INDRA K. NOOYI, 57, has been PepsiCo’s Chief Executive Officer (“CEO”) since 2006 and assumed the role of Chairman of our Board of Directors in 2007. She was elected to our Board and became President and Chief Financial Officer in 2001, after serving as Senior Vice President and Chief Financial Officer since 2000. Ms. Nooyi also served as PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until 2000, and as PepsiCo’s Senior Vice President, Strategic Planning from 1994 until 1996. Prior to joining PepsiCo, Ms. Nooyi spent four years as Senior Vice President of Strategy, Planning and Strategic Marketing for Asea Brown Boveri, Inc. She was also Vice President and Director of Corporate Strategy and Planning at Motorola, Inc.

Skills and Qualifications

Indra K. Nooyi brings to the Board of Directors strong leadership, extensive strategic planning, business and operating experience and tremendous knowledge of our Company. Her 19 years with PepsiCo have provided her with extensive knowledge of the global food and beverage industry. In addition, Ms. Nooyi brings her broad strategic vision for PepsiCo to the Board of Directors. Ms. Nooyi’s service as the Chairman and CEO of PepsiCo creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

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ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

SHARON PERCY ROCKEFELLER Director Since: 1986 Age: 68 Independent

SHARON PERCY ROCKEFELLER, 68, was elected to our Board of Directors in 1986. She is President and Chief Executive Officer of WETA public radio and television stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992 and is currently a director of the Public Broadcasting Service (PBS) in Washington, D.C. Ms. Rockefeller currently serves as Trustee and President of the International Council of The Museum of Modern Art and as a Trustee on the following not-for-profit boards: National Gallery of Art, Johns Hopkins Medicine, Colonial Williamsburg Foundation and Rockefeller Philanthropy Advisors.

Skills and Qualifications

As a member of our Board of Directors, Sharon Percy Rockefeller brings to PepsiCo her diverse perspective, international and media experience gained through over 23 years as the leader of public radio and television stations, and keen knowledge of government and public policy matters. Ms. Rockefeller’s activities in the United States and internationally with not-for-profit organizations focused on art, medicine and public broadcasting have provided her with invaluable management and leadership experiences.

JAMES J. SCHIRO Director Since: 2003 Age: 67 Independent

JAMES J. SCHIRO, 67, was elected to our Board of Directors in 2003. Mr. Schiro was Chief Executive Officer of Zurich Financial Services from May 2002 to December 2009, after serving as Chief Operating Officer—Group Finance since March 2002. He joined Price Waterhouse in 1967, where he held various management positions. In 1994 he was elected Chairman and senior partner of Price Waterhouse, and in 1998 became Chief Executive Officer of PricewaterhouseCoopers, after the merger of Price Waterhouse and Coopers & Lybrand. Mr. Schiro is also a director of Koninklijke Philips Electronics N.V., Goldman Sachs Group, Inc. and REVA Medical, Inc. and is a senior advisor at CVC Capital Partners, a private equity and investment advisory firm.

Skills and Qualifications

James J. Schiro’s credentials include his extensive risk management experience gained while he was Chief Executive Officer of Zurich Financial Services, as well as his knowledge of global capital markets. He also brings significant financial expertise and banking acumen gained from his role at PricewaterhouseCoopers, a large, public accounting firm. In addition, Mr. Schiro’s experiences with consumer products, technology and financial services as a director on several public company boards benefit PepsiCo and the Board.

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ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

LLOYD G. TROTTER Director Since: 2008 Age: 67 Independent

LLOYD G. TROTTER, 67, was elected to our Board of Directors in 2008. Mr. Trotter is a managing partner at GenNx360 Capital Partners, a private equity firm, a position he has held since February 2008. He served as Vice Chairman, General Electric, a diversified technology and financial services corporation, and as President and Chief Executive Officer of GE Industrial, from 2006 through February 2008. Between 1989 and 2006, he held various positions at GE, including Executive Vice President, Operations, from 2005 to 2006, President and Chief Executive Officer of GE Consumer and Industrial Systems from 1998 to 2005 and President and Chief Executive Officer, Electrical Distribution and Control from 1992 to 1998. Mr. Trotter was a director of Genpact Limited from 2007 to 2008. Mr. Trotter is also a director of Textron, Inc. and Daimler AG.

Skills and Qualifications

Lloyd G. Trotter’s qualifications include his extensive experience in business operations, consumer goods and information technology gained from his many years working in global leadership roles at General Electric. Mr. Trotter also has significant multi-industry and corporate governance experience as a result of serving on the boards of directors at several public companies.

DANIEL VASELLA, MD Director Since: 2002 Age: 59 Independent

DANIEL VASELLA, MD, 59, was elected to our Board of Directors in 2002. Dr. Vasella served as Chairman of the Board of Novartis AG from 1999 until February 2013. Dr. Vasella served as Chief Executive Officer of Novartis from 1999 to January 2010, after serving as President since 1996. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. He also served at Sandoz Pharmaceuticals Corporation from 1988 to 1992. Dr. Vasella is also a director of American Express Company.

Skills and Qualifications

As a member of our Board of Directors, Daniel Vasella offers PepsiCo his experience as the former Chairman and Chief Executive Officer of the global healthcare company, Novartis AG. His expertise in the important areas of health and wellness and nutrition, his extensive experience with regulatory matters, and his global perspective in leading and serving on the boards of directors at international organizations, provides a great benefit to PepsiCo and its Board.

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ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

ALBERTO WEISSER Director Since: 2011 Age: 57 Independent

ALBERTO WEISSER, 57, was elected to our Board of Directors in 2011. Mr. Weisser is Chairman and Chief Executive Officer of Bunge Limited, a global food, commodity and agribusiness company, a position he has held since 1999. He will retire as Chairman of Bunge in June 2013 and will serve as its Executive Chairman until the end of 2013. Mr. Weisser previously served as Bunge’s Chief Financial Officer from 1993 to 1999. Mr. Weisser is a member of the North American Agribusiness

Advisory Board sponsored by Rabobank Nederland and served as a director of International Paper Company from 2006 until 2012.

Skills and Qualifications

Alberto Weisser is an experienced business leader, having served as Chairman and Chief Executive Officer of Bunge since 1999. Mr. Weisser has a deep understanding of the strategic, financial, risk and compliance issues facing a large, diversified, publicly traded company. Mr. Weisser’s significant global experience, particularly with respect to emerging markets, and his keen understanding of commodities, are of great value to PepsiCo. Mr. Weisser also brings strong financial acumen to our Board resulting from his previous six years of experience serving as Bunge’s Chief Financial Officer.

Skills and Qualifications of Board of Directors

The table below includes the skills and qualifications of each director that led our Board of Directors to conclude that the director is qualified to serve on our Board.

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OWNERSHIP OF PEPSICO COMMON STOCK

Stock Ownership of Officers and Directors

The following table shows, as of February 28, 2013: (1) the number of shares of our Common Stock and Convertible Preferred Stock beneficially owned by each director (including each nominee), by each of the executive officers identified in the 2012 Summary Compensation Table on page 44 of this Proxy Statement (“NEOs”) and by all directors and all executive officers as a group; and (2) the number of phantom units of our Common Stock held in the Company’s income deferral programs by each director (including each nominee), by each NEO and by all directors and all executive officers as a group. Each phantom unit is intended to be the economic equivalent of one share of our Common Stock. The information in this table is based solely on statements in filings with the SEC or other reliable information.

As of February 28, 2013, the directors and executive officers as a group own less than 1% of our outstanding Common Stock and less than 1% of our outstanding Convertible Preferred Stock.

Name of Individual or Group	Number of Shares of PepsiCo Common Stock Beneficially Owned(1)(2)	Number of Shares of PepsiCo Convertible Preferred Stock Beneficially Owned	Number of Phantom Units of PepsiCo Common Stock Held in PepsiCo’s Deferral Programs(3)	Total
Zein Abdalla	213,594	0	0	213,594
Saad Abdul-Latif	236,525	0	0	236,525
Shona L. Brown	1,000	0	16,037	17,037
George W. Buckley	1,000	0	2,673	3,673
Ian M. Cook	3,569	0	14,229	17,798
Brian Cornell	12,531	0	0	12,531
Dina Dublon	10,413	0	15,249	25,662
Victor J. Dzau	10,911	0	25,262	36,173
Ray L. Hunt(4)	520,902	0	42,363	563,265
Alberto Ibargüen	12,326	0	16,267	28,593
Hugh F. Johnston	235,361	0	11,673	247,034
Indra K. Nooyi	2,368,737	0	47,048	2,415,785
Sharon Percy Rockefeller	61,083	0	14,694	75,777
James J. Schiro	29,690	0	32,106	61,796
Lloyd G. Trotter	1,000	0	23,620	24,620
Daniel Vasella	23,238	0	25,862	49,100
Alberto Weisser	1,000	0	5,358	6,358
All directors and executive officers as a group (24 persons)	5,160,951	0	305,945	5,466,896
(1)	The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days after February 28, 2013 through the exercise of vested stock options: Zein Abdalla, 135,180 shares; Saad Abdul-Latif, 180,635 shares; Dina Dublon, 7,958 shares; Victor J. Dzau, 6,588 shares; Alberto Ibargüen, 6,588 shares; Hugh F. Johnston, 185,239 shares; Indra K. Nooyi, 2,018,333 shares; Sharon Percy Rockefeller, 12,618 shares; James J. Schiro, 19,070 shares; Daniel Vasella, 13,040 shares; and all directors and executive officers as a group, 3,763,908 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge.

(2)	The shares shown include Performance-Based Stock Units (“PSUs”) and/or Restricted Stock Units (“RSUs”) that executive officers have the right to acquire within 60 days after February 28, 2013 which will convert into the following gross amounts of PepsiCo Common Stock: Zein Abdalla, 14,286 shares; Saad Abdul-Latif, 14,286 shares; Brian Cornell, 12,531 shares; Hugh F. Johnston, 11,446 shares; Indra K. Nooyi, 94,195 shares; and all executive officers as a group, 215,043 shares.

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OWNERSHIP OF PEPSICO COMMON STOCK (CONTINUED)

(3)	Reflects phantom units of our Common Stock held in the PepsiCo Executive Income Deferral Program and the PepsiCo Director Deferral Program.

(4)	The shares shown for Mr. Hunt include (i) 288,986 shares held in a corporation over which Mr. Hunt has sole voting and investment power and (ii) 231,916 shares held in a trust over which Mr. Hunt has sole voting power and no investment power.

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding Common Stock or Convertible Preferred Stock.

Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2012	Percent of Class Outstanding as of December 31, 2012
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	78,145,863	5.05%
(1)	On a Schedule 13G filed with the SEC on February 13, 2013, The Vanguard Group reported that, as of December 31, 2012, it had sole voting power for 2,716,706 shares of our Common Stock, sole dispositive power for 75,467,203 shares of our Common Stock, and shared dispositive power over 2,678,660 shares of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers to file reports of ownership and changes in ownership of our Common Stock and Convertible Preferred Stock. We received written representations from each such person who did not file an annual statement with the SEC on Form 5 that no Form 5 was due.

To the best of our knowledge, based on a review of those forms and written representations, in 2012 all required forms were filed on time with the SEC. However, one transaction involving under-reporting of 3,853 shares in a Form 3 filed on behalf of Saad Abdul-Latif due to an administrative error was corrected on a Form 3/A.

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CORPORATE GOVERNANCE AT PEPSICO

BOARD OF DIRECTORS

Our business and affairs are overseen by our Board of Directors pursuant to the North Carolina Business Corporation Act and our By-Laws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman and CEO and with key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings. All members of the Board of Directors are elected annually by the shareholders.

Regular attendance at Board meetings and the Annual Meeting is required of each director. Our Board of Directors held seven meetings during 2012. Average director attendance at Board and applicable standing Committee meetings (held during the period that such director served) in 2012 was 95%. No director attended fewer than 75% of the total number of Board and applicable Committee meetings (held during the period that such director served) in 2012. The independent directors met in executive session at six Board meetings in 2012. All current directors (excluding Dr. Buckley, who joined the Board in September 2012) attended the 2012 Annual Meeting of Shareholders.

Strong corporate governance is and has been a long-standing priority at PepsiCo. In 2002, the Board of Directors adopted Corporate Governance Guidelines for the Company, which Guidelines are periodically amended. Our Corporate Governance Guidelines are available at www.pepsico.com under “Company”—“Corporate Governance” and are available in print to any shareholder who requests a copy.

PepsiCo is also proud of its commitment to be a socially, environmentally and ethically responsible company. This commitment is evidenced in part by our robust Global Code of Conduct. Our Code is available on the Company’s website at www.pepsico.com under “Company”—“Global Code of Conduct.” Annually, all of PepsiCo’s directors and executives, including each executive officer, complete certifications with respect to their compliance with our Global Code of Conduct.

In 2012, we revised our Global Code of Conduct to address changing areas of law that impact our business. Our Code is designed to provide our employees with guidance on how to act legally and ethically while performing work for PepsiCo.

BOARD LEADERSHIP STRUCTURE

PepsiCo’s governing documents allow the roles of Chairman and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. A majority of the votes cast at our 2012 Annual Shareholders’ Meeting voted against a proposal that our Board adopt a policy requiring our Chairman to be an independent director. Although our Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that the current arrangement of having a strong independent Presiding Director combined with the leadership of our Chair and CEO is currently in the best interests of PepsiCo and its shareholders.

Presiding Director

Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, an independent director shall be designated as the Presiding Director by the independent members of the Board based on the recommendation of the Nominating and Corporate Governance Committee. The position of Presiding Director rotates among the independent directors of the Board for a three-year term, and the Board evaluates the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE AT PEPSICO (CONTINUED)

Presiding Director Duties:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•	Serve as a liaison between the Chairman and the independent directors

•	Have authority to approve information sent to the Board

•	Approve meeting agendas for the Board

•	Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items

•	Have the authority to call meetings of the independent directors

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication

Based on feedback received from our shareholders, our Board recently determined to amend PepsiCo’s Corporate Governance Guidelines to clarify that our Presiding Director has authority to approve information sent to the Board, rather than only provide advice with respect to such information. The amended Corporate Governance Guidelines are available on our website at www.pepsico.com under “Company”—“Corporate Governance.”

In May 2010, the Board of Directors appointed James J. Schiro as the Presiding Director of the Board to serve a three-year term. Mr. Schiro continued in the role throughout 2012 and performed the above duties in addition to assisting the Board of Directors in the fulfillment of its responsibilities in general. In February 2013, the independent members of our Board of Directors designated Ian M. Cook to serve as the Presiding Director of the Board for a three-year term beginning in May 2013, upon expiration of Mr. Schiro’s term as Presiding Director.

Chairman of the Board

Each year, our Board of Directors elects one of its own members as Chairman by considering the best interests of PepsiCo and its shareholders. This is a topic of great importance to our Board, as the Board believes the determination of PepsiCo’s leadership structure is one of its primary responsibilities. In making this critical determination, our Board carefully considers various factors, including: the strategic goals of the Company; the unique opportunities and challenges PepsiCo is facing; the various capabilities of our Directors; the dynamics of our Board; best practices in the market; and feedback from our shareholders and other constituents.

As part of its most recent Board leadership assessment, the Board gave thorough consideration to the results of the Independent Chairman proposal voted on at our 2012 Annual Shareholders’ Meeting and to each of the other factors outlined above, among others. The Board determined that the most effective leadership structure for PepsiCo at the present time is to strike the right balance between effective independent oversight of PepsiCo’s business and Board activities with a strong, independent Presiding Director and consistent corporate leadership in the form of our combined Chairman and CEO.

DIRECTOR INDEPENDENCE

The Company’s Corporate Governance Guidelines provide that an independent director is a director who meets the New York Stock Exchange definition of independence, as determined by the Board. This definition is included in the Corporate Governance Guidelines, which are available at www.pepsico.com under “Company”—“Corporate Governance.” In making a determination of whether a director is independent, the Board of Directors considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Consistent with these considerations, the Board of Directors has reviewed certain relationships and transactions between the Company and the members of the Board (and their respective affiliated companies) and has affirmatively determined that the non-management directors standing for election listed below are independent within the meaning of the rules of the New York Stock Exchange. In addition, the Board previously

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CORPORATE GOVERNANCE AT PEPSICO (CONTINUED)

determined that Arthur C. Martinez (who retired from the Board of Directors effective as of the 2012 Annual Meeting) was an independent director.

Independent Directors
Shona L. Brown George W. Buckley Ian M. Cook Dina Dublon Victor J. Dzau Ray L. Hunt	Alberto Ibargüen Sharon Percy Rockefeller James J. Schiro Lloyd G. Trotter Daniel Vasella Alberto Weisser

In arriving at the foregoing independence determination, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company, its subsidiaries or its affiliates, including transactions between PepsiCo and Bunge Limited, where Mr. Weisser serves as Chairman and Chief Executive Officer. PepsiCo purchased raw materials from subsidiaries of Bunge Limited through arm’s-length, ordinary course commercial transactions during 2012. The aggregate amounts involved in these commercial transactions during 2012 were significantly less than the greater of $1 million or 1% of the consolidated gross revenues of either PepsiCo or Bunge.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

The PepsiCo Corporate Law Department reviews all communications sent to the Board of Directors and regularly provides a summary of communications to the Board that relate to the functions of the Board or a Board Committee or that otherwise require Board attention. Directors may at any time discuss the Board communications received by the Company and request copies or summaries of such communications. In addition, the Corporate Law Department may forward certain communications only to the Presiding Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. Concerns relating to PepsiCo’s accounting, internal control over financial reporting or auditing matters will be referred directly to members of the Audit Committee. Those items that are unrelated to a director’s duties and responsibilities as a Board member may not be provided to the Board by the Corporate Law Department, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate.

Shareholders and other interested parties may send communications directed to the Board of Directors, a Committee of the Board, the Presiding Director, the independent directors as a group or an individual member of the Board by any of the following means:

•	by phone at 1-866-626-0633

•	by sending a letter to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York, 10577, ATTN: Corporate Secretary

•	by submitting a communication on-line through our website www.pepsico.com under “Company”—“Corporate Governance”—“Contact the Board of Directors/Audit Committee”

POLITICAL CONTRIBUTIONS POLICY

In 2005, the Board of Directors adopted a Political Contributions Policy for the Company, which is amended from time to time. The Political Contributions Policy, together with other policies and procedures of the Company, guides PepsiCo’s approach to political contributions. As specified in its Charter, our Nominating and Corporate

Governance Committee oversees this Policy and annually reviews the Company’s key public policy issues, its engagement in the public policy process and its political activities and expenditures. In keeping with our goal of transparency, our Political Contributions Policy and our annual U.S. political contributions are posted at www.pepsico.com under “Company”—“Corporate Governance”—“Statements and Policies.”

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CORPORATE GOVERNANCE AT PEPSICO (CONTINUED)

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three standing Committees: Nominating and Corporate Governance, Compensation and Audit. The table below indicates the members of each Board committee:

*	George W. Buckley has been a member of the Audit Committee since his election to the Board effective in September 2012.

**	Effective in May 2013, Victor J. Dzau will become a member of the Audit Committee and cease serving as a member of the Nominating and Corporate Governance Committee and the Compensation Committee.

***	Effective in May 2013, Alberto Ibargüen will become a member of the Nominating and Corporate Governance Committee and the Compensation Committee and will cease serving as a member of the Audit Committee.

****	Lloyd Trotter became the Chair of the Compensation Committee, effective May 2012, upon the retirement of Arthur C. Martinez.

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CORPORATE GOVERNANCE AT PEPSICO (CONTINUED)

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee, which was established in 1997 and renamed in 2002, held six meetings in 2012. The responsibilities of the Nominating and Corporate Governance Committee include: (a) identifying, reviewing and recommending to the Board of Directors for election and/or appointment qualified candidates for membership on the Board and the Committees of the Board; (b) developing and recommending to the Board corporate governance principles and other corporate policies and otherwise performs a leadership role in shaping the Company’s corporate governance policies and practices; (c) developing and monitoring Board succession plans; (d) overseeing the development and implementation of succession plans for the Company’s CEO and other executive officers; (e) developing and recommending to the Board criteria and qualifications for selecting director candidates; (f) making recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees; (g) assessing and reporting to the Board on the performance and effectiveness of the Board and its Committees; and (h) reviewing and reporting to the Board with respect to director compensation and benefits. The Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy. The Nominating and Corporate Governance Committee is comprised entirely of directors who meet the independence requirements of the New York Stock Exchange.

Process for Selection and Nomination of Directors; Consideration of Director Diversity

In fulfilling its responsibility to identify and recommend to the Board qualified candidates for membership on the Board, the Nominating and Corporate Governance Committee considers the following attributes of candidates for the Board of Directors: (i) relevant knowledge, diversity of background and experience in areas including business, finance, accounting, technology, marketing, international business and government; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) roles and contributions valuable to the business community; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings. In addition, while not a formal policy, PepsiCo’s director nomination processes call for the Nominating and Corporate Governance Committee, during the review and selection process, to seek diversity within the Board of Directors and adhere to the Company’s philosophy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual orientation, marital status or any unlawful factor. The Nominating and Corporate Governance Committee annually assesses the effectiveness of these factors in the director selection and nomination process.

The Nominating and Corporate Governance Committee will consider recommendations for director nominees made by shareholders and evaluates them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Chairman of the Nominating and Corporate Governance Committee to determine whether the candidate meets the Board’s minimum membership criteria set forth in the Corporate Governance Guidelines, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board of Directors.

Any shareholder recommendation must be sent to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577 and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria.

From time to time, the Nominating and Corporate Governance Committee engages consulting firms to perform searches for director candidates who meet the current needs of the Board. If a consulting firm is retained to assist in the search process for a director, a fee is paid to such firm.

THE AUDIT COMMITTEE

The Audit Committee, which was established in 1967, held eleven meetings in 2012. The Audit Committee’s primary responsibilities are to retain the Company’s independent registered public accountants (taking into account the vote on

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CORPORATE GOVERNANCE AT PEPSICO (CONTINUED)

shareholder ratification) and to assist the Board’s oversight of: (a) the quality and integrity of the Company’s financial statements and its related internal controls over financial reporting; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accountants’ qualifications and independence; and (d) the performance of the Company’s internal audit function and the independent registered public accountants. The report of the Audit Committee is set forth beginning on page 25 of this Proxy Statement. The Audit Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

Financial Expertise and Financial Literacy

The Board of Directors has determined that Dina Dublon and Alberto Weisser, members of our Audit Committee, satisfy the criteria adopted by the SEC to serve as “audit committee financial experts.” In addition, the Board of Directors has determined that Shona L. Brown, George W. Buckley, Ian M. Cook, Dina Dublon, Alberto Ibargüen, and Alberto Weisser, constituting all members of our Audit Committee, as well as Victor J. Dzau, who will begin serving on the Audit Committee effective as of May 2013, are independent directors pursuant to the requirements under the Exchange Act and the New York Stock Exchange Listing Standards, and are financially literate within the meaning of the New York Stock Exchange Corporate Governance Listing Standards.

DIRECTORS ON MULTIPLE AUDIT COMMITTEES

None of the Company’s directors serves on the audit committee of more than three public companies.

THE COMPENSATION COMMITTEE

The Compensation Committee, which has been active since 1955, held six meetings during 2012. The Compensation Committee: (a) oversees the policies of the Company relating to compensation of the Company’s executives and makes recommendations to the Board with respect to such policies; (b) produces a report on executive compensation for inclusion in the Company’s Proxy Statement; (c) oversees the design of all employee benefit plans and programs of the Company, its subsidiaries and divisions; (d) meets at least annually with the CEO to discuss the CEO’s self-

assessment in achieving individual and corporate performance goals and objectives; (e) oversees the evaluation of the executive officers and other key executives deemed to be under the Compensation Committee’s purview and evaluates and approves the individual elements of total compensation for such officers; and (f) evaluates its relationship with any compensation consultant for any conflicts of interest. Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement.

The Compensation Committee is comprised entirely of independent members of the Board of Directors who are also “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Section 16 of the Exchange Act. The Compensation Committee Report is set forth on page 57 of this Proxy Statement. The Compensation Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

The Compensation Committee has engaged Frederic W. Cook & Co. (“Cook”) as its independent external advisor. The Compensation Committee reviewed its relationship with Cook, considered Cook’s independence and the existence of potential conflicts of interest, and determined that the engagement of Cook did not raise any conflict of interest. In reaching this conclusion, the Compensation Committee considered various factors, including the following six factors set forth in the SEC rules regarding compensation advisor independence: (i) the provision of other services to the Company by Cook; (ii) the amount of fees received from the Company by Cook as a percentage of Cook’s total revenue; (iii) Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of an individual advisor employed by Cook that provides advice to the Compensation Committee with a member of the Compensation Committee; (v) any stock of the Company owned by an individual advisor employed by Cook that provides advice to the Compensation Committee; and (vi) any business or personal relationship of Cook or an individual advisor employed by Cook that provides advice to the Compensation Committee with an executive officer of the Company.

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CORPORATE GOVERNANCE AT PEPSICO (CONTINUED)

RELATED PERSON TRANSACTIONS

The Board of Directors has adopted written Related Person Transaction Policies and Procedures that apply to, where determined by the General Counsel:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	where the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year; and

•

the related person (i.e. a director, director nominee, executive officer, greater than five percent beneficial owner and any immediate family member of any such person) has a direct or indirect interest.

Review and Approval of Transactions with Related Persons

Transactions with related persons are reviewed in advance by the Audit Committee whenever possible, or as soon as possible thereafter. The Audit Committee will review all relevant facts and circumstances and approve or disapprove of the entry into a transaction. The Audit Committee will take into account, among other factors:

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction would impair the independence of an outside director; and

•	whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. On an annual basis, the General Counsel will provide the Chair of the Audit Committee with the list of transactions deemed pre-approved under the policy.

Transactions with Related Persons

There are no related person transactions that require reporting under SEC rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is now, or was during 2012, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2012 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or served during 2012 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on PepsiCo’s Board of Directors or Compensation Committee.

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

The Company’s risk management process is intended to ensure that risks are acknowledged and taken knowingly and purposefully. As such, both of the Company’s senior management, including the CEO, and its Board of Directors, are involved in PepsiCo’s integrated risk management framework, which is designed to identify, assess, prioritize, address, manage, monitor and communicate risks across the Company’s operations. The Board of Directors has ultimate responsibility for risk oversight under this framework. Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment and risk mitigation. In addition, the Board has delegated oversight of certain categories of risk to designated Board committees. The Audit Committee assists the Board in overseeing the Company’s risk management processes as well as the Board’s oversight of financial, employee safety and compliance risks facing the Company. The Compensation Committee assists the Board in overseeing potential risks that may be associated with the Company’s compensation programs, as discussed further below. The Committees report to the Board regularly on matters relating to the specific areas of risk the Committees oversee. In addition, throughout the year, the Board and the relevant Committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their

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CORPORATE GOVERNANCE AT PEPSICO (CONTINUED)

meetings to reviewing and discussing specific risk topics in greater detail.

The Company’s integrated risk management framework also includes both division level and geographically diverse senior-management level risk committees that are cross-functional and that work together to identify, assess, prioritize and address strategic, financial, operating, business, compliance, safety, reputational and other risks to the Company and its divisions. The Company’s senior management engages with and/or reports to PepsiCo’s Audit Committee and/or Board of Directors on a regular basis to address high priority risks.

At its February 2013 meeting, the Compensation Committee reviewed the results of the 2012 annual compensation risk assessment and concluded that the risks arising from the Company’s overall compensation programs are not reasonably likely to have a material adverse effect on the Company.

SHAREHOLDER ENGAGEMENT

We believe that building positive relationships with our shareholders is critical to PepsiCo’s long-term success. We value the views of our shareholders and other stakeholders, and we solicit input throughout the year on topics such as portfolio strategy, capital allocation, corporate governance, transparent public disclosure, executive compensation, sustainability and corporate social responsibility. Our engagement activities have resulted in our receiving valuable feedback from shareholders and other stakeholders, who have provided important external viewpoints that inform our decisions and our strategy. For example:

•

Based on feedback received from our shareholders, in February 2013, our Board determined to amend PepsiCo’s Corporate Governance Guidelines to clarify that our Presiding Director has authority to approve information sent to the Board, rather than only provide advice with respect to such information.

•

In response to shareholder input, our Compensation Committee implemented refinements to the 2013 design of our long-term incentive program for our senior executives to enhance the alignment between executive pay and shareholder returns.

•

Based on feedback we received from certain shareholders, our Audit Committee determined to provide disclosure in its Audit Committee Report included in this Proxy Statement regarding the Committee’s periodic consideration of whether there should be a rotation of PepsiCo’s independent registered public accountants.

•

Over the years, PepsiCo has significantly enhanced its website disclosure of political spending and lobbying activities. In 2012, we updated our website to add a link to PepsiCo’s quarterly federal lobbying reports and the total annual amount of PepsiCo’s federal lobbying-related expenditures. We also added additional information about our key lobbying priorities and our Board’s oversight of political spending and lobbying activities. In 2013, we will begin listing on our website U.S. trade associations that lobby on behalf of PepsiCo to which PepsiCo contributes over $25,000 annually, as well as the names of the lobbyists with which we directly contract.

•

PepsiCo regularly hosts meetings with stakeholders in partnership with Ceres, a prominent network of institutional investors and public interest groups that works with companies to address sustainability challenges. During these meetings, our shareholders and other stakeholders engage on such topics as environmental priorities, human rights and sustainability initiatives.

•	PepsiCo has had an ongoing dialogue with various stakeholders on the important topic of the use and labeling of genetically modified crops, which are widely used in the United States.

24	PepsiCo 2013 Proxy Statement

AUDIT COMMITTEE REPORT

PepsiCo’s Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the Company’s independent auditors and the Company’s financial management and financial reporting procedures. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance.”

Management has primary responsibility for preparing PepsiCo’s financial statements and establishing effective internal financial controls. KPMG LLP (KPMG), the Company’s independent registered public accountants, is responsible for auditing those financial statements and expressing an opinion on the conformity of PepsiCo’s audited financial statements with generally accepted accounting principles and on the effectiveness of PepsiCo’s internal controls over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission.

In this context, the Audit Committee has met with management and KPMG to review and discuss the Company’s audited financial statements. The Audit Committee discussed with management and KPMG the critical accounting policies applied by PepsiCo in the preparation of its financial statements. The Audit Committee discussed with KPMG the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board, and had the opportunity to ask KPMG questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG and PepsiCo’s internal auditors the overall scope and plans for their respective audits for 2012. The Audit Committee also received regular updates from PepsiCo’s General Auditor on internal control and business risks and PepsiCo’s Chief Compliance & Ethics Officer on compliance and ethics issues. In addition, the Audit Committee received an update on the Company Law Department’s compliance with Part 205 of Section 307 of the Sarbanes-Oxley Act of 2002 regarding standards of professional conduct for attorneys. The Audit Committee meets with the internal auditors and independent registered public accountants, with and without management present, to discuss their evaluations of PepsiCo’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also meets independently with PepsiCo’s General Counsel, and PepsiCo’s Chief Compliance & Ethics Officer, with and without other members of management present, to discuss PepsiCo’s compliance with laws and regulations.

KPMG has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee is also responsible for the negotiation of audit fees associated with the retention of the Company’s independent registered public accountants and reviewed and pre-approved all fees paid to KPMG. These fees are described in the next section of this Proxy Statement. The Audit Committee also considered whether KPMG’s provision of non-audit services to PepsiCo was compatible with the independence of the independent registered public accountants. The Audit Committee has adopted a formal policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services, which is briefly described in the next section of this Proxy Statement. The Audit Committee concluded that the independent registered public accountants are independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2012, for filing with the SEC. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2013. The Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent public accountants is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2013. In order to help ensure auditor independence, the Audit

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AUDIT COMMITTEE REPORT (CONTINUED)

Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee Chair, as representative of the Audit Committee, will continue to be directly involved in the selection of the new lead engagement partner. In determining whether to reappoint KPMG, the Audit Committee took into consideration a number of factors, including the length of time KPMG has served as the Company’s independent public accountants, the breadth and complexity of the Company’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in the Company’s businesses, the quantity and quality of staff and its global reach.

THE AUDIT COMMITTEE

DINA DUBLON, CHAIR SHONA L. BROWN GEORGE W. BUCKLEY	IAN M. COOK ALBERTO IBARGÜEN ALBERTO WEISSER

AUDIT AND NON-AUDIT FEES

The following table presents fees billed for professional audit services rendered by KPMG, the Company’s independent registered public accountants, for the audit of the Company’s annual financial statements for 2011 and 2012, and fees billed for other services rendered by KPMG.

	2011	2012
Audit fees	$25,728,000	$24,104,000

Audit-related fees(1)	$3,051,000	$1,954,000

Tax fees(2)	$887,000	$442,000

All other fees(3)	$982,000	$151,000

(1)	Audit-related fees for 2011 and 2012 consisted primarily of the audits of certain employee benefit plans, due diligence reviews and other procedures performed in connection with business transactions, agreed upon procedures reports and the issuance of comfort letters.

(2)	Tax fees for 2011 and 2012 consisted primarily of international tax compliance services.

(3)	All other fees consisted of fees for assistance with an assessment of accounting standards and regulations for 2011 and for assessments of technology risk, contract compliance, and business process outsourcing alternatives for 2012.

We understand the need for the independent registered public accountants to maintain their objectivity and independence, both in appearance and in fact, in their audit of PepsiCo’s financial statements. Accordingly, the Audit Committee has adopted the PepsiCo Policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services. The policy provides that the Audit Committee will engage the independent registered public accountants for the audit of PepsiCo’s consolidated financial statements and other audit-related, tax and other non-audit work. The policy provides that on an annual basis the independent registered public accountants’ Global Lead Audit Partner will review with the Audit Committee the services the independent registered public accountants expect to provide in the coming year and the related fee estimates, and that the Audit Committee will consider for pre-approval a schedule of such services. The policy further provides that the Audit Committee will specifically pre-approve engagements for services that are not pre-approved through the annual process. The Audit Committee Chair is authorized under the policy to pre-approve any audit, audit-related, tax, or other non-audit services between Audit Committee meetings, provided such interim pre-approvals are reviewed with the full Audit Committee at its next meeting. In addition, PepsiCo provides the Audit Committee with a status report at each of its regularly scheduled meetings regarding the Audit Committee’s pre-approval of audit, audit-related, tax or other non-audit services that the independent registered public accountants have been pre-approved to perform, have been asked to provide or may be expected to provide during the balance of the year.

26	PepsiCo 2013 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

PepsiCo’s executive compensation programs are designed to align the interests of PepsiCo’s executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain world-class talent, with pay directly linked to the achievement of short- and long-term business results.

PepsiCo’s Compensation Committee has a practice of reviewing the program components, targets and payouts on an annual basis, to ensure the strength of our pay-for-performance alignment. Our performance is evaluated against short-term goals that support PepsiCo’s long-term business strategy and long-term goals that measure the creation of sustainable long-term shareholder value.

Our programs are designed to incentivize responsible achievement of multiple operating goals over one- and three-year periods, with targets and metrics selected because they are directly linked to our strategic goals. Additionally, our long-term incentives measure the creation of shareholder value, rewarding the delivery of both absolute stock price growth and relative total shareholder return (“TSR”).

At our 2012 Annual Meeting, shareholders showed strong support for our executive compensation program, with 93% of the votes cast approving our advisory resolution.

The Compensation Discussion and Analysis describes the compensation of the following NEOs:

Name	Title
Indra K. Nooyi	Chairman and Chief Executive Officer
Hugh F. Johnston	Chief Financial Officer
Brian C. Cornell	CEO, PepsiCo Americas Foods (“PAF”)
Saad Abdul-Latif	CEO, PepsiCo Asia, Middle East, Africa (“AMEA”)
Zein Abdalla	President, PepsiCo

In early 2012, Brian Cornell rejoined PepsiCo as CEO, PAF. Compensation reported for Mr. Cornell in the Summary Compensation Table, which exceeds compensation reported for our other NEOs (other than our Chairman and CEO), reflects one-time awards that partially replace amounts forfeited in connection with his departure from his former employer. Details regarding the vesting and forfeiture provisions to these one-time awards are provided on page 43 of this Proxy Statement.

EXECUTIVE SUMMARY

2012 Business Highlights

In 2012, PepsiCo undertook a number of key actions to serve its shareholders today and in the long term. These actions included the implementation of comprehensive restructuring and productivity initiatives, stepping up strategic brand investments and increasing focus on capital spending and working capital management. As a result, we planned a decline in core constant currency Earnings Per Share (“EPS”) of 5% versus 2011 and delivered organic revenue (“Organic Revenue”) growth of 5%.1 We believe that our significant increase in marketplace investments, coupled with successful productivity programs, will position us to deliver top tier sustainable long-term growth for our shareholders.

(1)

Organic Revenue, core constant currency results, and management operating cash flow are non-GAAP financial measures that exclude certain items. Please refer to Exhibit A to this Proxy Statement for a reconciliation of these measures relative to reported GAAP financial results, and to pages 45-47 of PepsiCo’s 2012 Form 10-K for a more detailed description of the items excluded from these measures. To ensure that performance is evaluated in a manner that more accurately reflects the Company’s operating results, the Compensation Committee applies business performance metrics that are measured on an organic or core constant currency basis to both long-term and annual incentive awards. Constant currency financial measures assume constant foreign currency exchange rates for comparing year-over-year results to ensure that executives are incentivized to grow non-U.S. operations with respect to the applicable local currency, and do not receive windfall incentive payouts as a result of currency fluctuations.

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EXECUTIVE COMPENSATION (CONTINUED)

For 2012, PepsiCo’s Compensation Committee included the following financial goals as performance targets under our annual incentive plans:1

Company Performance Measures	Target to Prior Year	Actual
Organic Revenue	5%	5%
Core Constant Currency Net Income	(6)%	(6)%
Core Constant Currency EPS	(5)%	(5)%
Management Operating Cash Flow Excluding Certain Items	0%	20%

Other notable performance accomplishments included:

•	Generating $7.4 billion in management operating cash flow excluding certain items ($1.2 billion above our target);

•	Delivering more than $1 billion of productivity savings during 2012 through disciplined cost management programs;

•	Returning approximately $6.5 billion to shareholders through share repurchases and dividends; and

•	Achieving TSR of 6.4% as of 2012 year-end.

2012 Chairman and CEO Pay Decisions

As noted above, under Ms. Nooyi’s leadership, PepsiCo met or exceeded its 2012 financial commitments. In addition, Ms. Nooyi made significant progress against a number of critical business imperatives such as increasing the Company’s presence in emerging and developing markets, driving sustainable product and platform innovation anchored in key consumer trends, re-shaping PepsiCo’s business operating model to improve agility and deliver incremental productivity savings and developing, with the Board, a robust succession plan while ensuring a deep bench for critical senior management roles.

In recognition of these accomplishments, the Board approved a 2012 annual incentive award for Ms. Nooyi of $3.3 million, an increase of 32% over the annual incentive award she received for 2011 performance. In addition, the Board approved a long-term incentive (“LTI”) award of $12.5 million, consistent with the LTI award she received in the prior year. As more fully explained on page 30 of this Proxy Statement, the LTI award is designed to incentivize the creation of shareholder value, with 60% of the payout subject to absolute stock price and relative TSR performance, and 40% subject to performance against key internal operating metrics, over an extended three-year period.

The table below summarizes the Board’s decisions regarding the Chairman and CEO’s year-over-year total direct compensation:

Chairman and CEO Total Direct Compensation (2011–2012)*

Performance Year	Base Salary (MM)	Annual Incentive Award (MM)	PepsiCo Performance Unit (“PEPunit”) Value (MM)**	Long-Term Cash Award (“LTC”) Value (MM)***	Total Direct Compensation
2012	$1.6	$3.3	$7.5	$5.0	$17.4
2011	$1.6	$2.5	$7.5	$5.0	$16.6
2012 vs. 2011	—	32%	—	—	5%

*	Information reflected in this table differs from, and is not a substitute for, the information presented in the Summary Compensation Table on page 44 of this Proxy Statement.

**	PEPunit award values are approved by the Board for a specific performance year, with awards granted in the immediately following year. PEPunit award values presented above are expressed in U.S. dollars prior to the application of accounting guidance on share-based payments, and accordingly differ from the value reported in the Summary Compensation Table under SEC disclosure rules.

***	LTC Award values are approved by the Board for a specific performance year, with awards granted in the immediately following year. The 2011 LTC Award, which was granted in 2012, is reported in the 2012 Grants of Plan-Based Awards table on page 47 of this Proxy Statement.

28	PepsiCo 2013 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Impact of 2012 Performance on 2012 NEO Pay

PepsiCo’s performance was reflected in the compensation earned by the NEOs in 2012 as follows:

Long-Term Incentive Awards

The most significant element of our NEOs’ target total annual compensation is the long-term incentive award, which, prior to 2012, consisted of a combination of 50% stock options and 50% Performance Stock Units (“PSUs”).

The 2010 PSUs, which vest and pay out in early 2013, were not subject to 2012 performance, but were subject to an additional year of service vesting. As disclosed in our 2012 Proxy Statement, for the 2010-2011 two-year performance period, PepsiCo’s performance was below target for the two-year average core constant currency EPS growth metric and above target for the two-year core constant currency International Net Revenue growth2 as a multiple of two-year core constant currency North America Net Revenue growth3 metric (with a minimum floor of 2% North America Net Revenue growth), for a combined payout of 104.4% of target.

The 2011 PSUs, which vest and pay out in early 2014, are based on 2011-2012 two-year average performance. Payout for this award will be reduced by 37.5% because PepsiCo’s 2011-2012 two-year average core constant currency EPS growth of 0.2% was lower than the target range of 7% to 9% growth set by the Compensation Committee. Although the Board of Directors approved the 2012 business transformation initiatives noted above that reduced our 2012 core constant currency EPS, PepsiCo performance targets have never been adjusted or reset. The 2011 PSUs remain subject to an additional year of service-based vesting, and will pay out in early 2014.

As of year-end 2012, the intrinsic value of stock options granted to our NEOs in 2010 that vest in early 2013 was approximately 12% of their target intrinsic value, and the intrinsic value of stock options granted in 2011 that vest in 2014 was approximately 29% of their target intrinsic value.

The table below reflects the PSUs earned as a percentage of target and stock option gains, as of fiscal year-end 2012, as a percentage of expected intrinsic value:

Summary of Long-Term Incentive Award Payout and Vesting Schedule for 2010–2011

Award Year	PSUs (50%)	Stock Options (50%)	Total Value as % of Target (Estimated)	Vesting Date
2010	104.4%	12%	68%	April 2013
2011	62.5%	29%	54%	March 2014

Annual Incentive Awards

Consistent with our pay-for-performance philosophy, all of our NEOs are awarded annual incentives that reflect the achievement of business objectives against pre-approved targets. The business objectives reflect a combination of key financial drivers as well as strategic objectives based on an executive’s role and accountabilities aligned with Performance with Purpose, our strategy for driving sustainable growth while continuing to deliver strong and consistent financial results. Annual incentive award payments for our NEOs were, on average, at target, in line with achievement of our financial goals for 2012.

(2)	Reflects core constant currency Net Revenue growth for all countries other than Canada and the United States, adjusted for merger and acquisition activities.
(3)	Reflects core constant currency Net Revenue growth for Canada and the United States, adjusted for merger and acquisition activities.

PepsiCo 2013 Proxy Statement	29

EXECUTIVE COMPENSATION (CONTINUED)

The list of financial targets and 2012 performance accomplishments are described in further detail on page 35 of this Proxy Statement. As reflected in the Summary Compensation Table on page 44, the Board awarded Ms. Nooyi an annual incentive award payment of $3.3 million, slightly above target for the 2012 performance year.

Changes to 2013 Program to Reinforce Our Pay-for-Performance Philosophy

In 2012, PepsiCo again received strong support for its Executive Compensation Program with 93% of votes cast approving our advisory resolution in May 2012. As in prior years, the Committee considered input from our shareholders and other stakeholders as part of its annual review of PepsiCo’s Executive Compensation Program. Following this review, the Committee implemented refinements to the 2013 LTI Program design to further align executive pay and shareholder value.

PepsiCo 2013 Senior Officer Long-Term Incentive Design

Beginning in 2012, the annual LTI award is comprised of PepsiCo Equity Performance Units (“PEPunits”) representing 60% of the award value, and a Long-Term Cash Award (“LTC Award”) representing 40% of the award value. The LTI program is designed to reward business operating performance and market-based performance as measured through both absolute stock price performance and relative TSR.

PEPunit Award Updates: Enhanced Alignment with Shareholder Returns

PEPunits provide our NEOs with an opportunity to earn shares of PepsiCo Common Stock with a share payout that ranges from 0–150% of target based on PepsiCo’s stock price performance over a three-year performance period.

The final number of shares that are earned at the end of the three-year performance period is subject to a Relative TSR Adjustment, which may increase the number of shares paid out by up to 25% for TSR performance above the 50th percentile of the S&P 500, and reduce the number of shares paid out by up to 25% for performance at or below the 50th percentile.

Beginning with grants awarded in 2013, PEPunits have been enhanced to require positive TSR (assuming an annual dividend yield of approximately 3%) or delivery of above-median TSR performance relative to the S&P 500 in order to pay out any shares. In other words, PepsiCo TSR of zero (assuming an annual dividend yield of approximately 3%) which is at or below median performance relative to the S&P 500 will result in a zero payout.

30	PepsiCo 2013 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Additionally, PEPunits now incorporate a stock price performance hurdle of 5% growth compounded annually (or approximately 16% cumulatively for the three-year performance period) in order to achieve target payout, assuming median TSR performance relative to the S&P 500.

The following example illustrates PEPunit payouts at various levels of performance, assuming an annual dividend yield of approximately 3% and median TSR performance relative to the S&P 500:

LTC Award Updates: Focus on Operating Performance

We believe that the LTC Award complements PEPunits by incentivizing our executive officers to focus on critical operating performance objectives not included in the annual performance incentive. The LTC Award is denominated and paid in cash, subject to the level of performance achieved with respect to two financial metrics, and for 2013 will have payouts that range from 0 – 175% of target.

Beginning in 2013, core net return on invested capital (“Core Net ROIC”) has been chosen as one of the performance metrics, representing 50% of the award. We believe that Core Net ROIC is well-aligned with our commitment to shareholders to improve both capital spending and working capital management, ensuring that we continue to improve the efficiency of our asset base. Core Net ROIC replaces the International Net Revenue growth metric. The LTC Award will continue to use core constant currency EPS as the second, equally weighted, operating metric.

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EXECUTIVE COMPENSATION (CONTINUED)

NEO PAY MIX

To align pay levels for NEOs with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives. Approximately 90% of our Chairman and CEO’s target total compensation, and approximately 80%–85% of the average target total compensation of our other NEOs, is performance-based:

COMPONENTS OF OUR EXECUTIVE COMPENSATION AND BENEFITS PROGRAMS

The primary components of our executive compensation and benefits programs are summarized in the following table:

Type	Component	Objective
Performance-Based Compensation	Long-Term Incentive Awards

-   Align executive officers’ interests with those of PepsiCo’s shareholders

-   Incent achievement of both critical operating performance objectives (adding ROIC as a key metric in 2013) and TSR as defined by stock price performance and annual dividend yield

Annual Cash Incentive Awards

-   Drive Company and business unit performance including growth in revenue and profitability, management operating cash flow, and share of retail sales

-   Deliver individual performance against specific business imperatives such as improving operating efficiencies, driving sustainable innovation, increasing customer satisfaction and development of a diverse and talented workforce

	Base Salary	- Provide reasonable and market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance
Fixed Compensation	Retirement	- Provide opportunity for financial security in retirement at market-competitive levels consistent with programs for our broad-based employee population
	Benefits and Perquisites	- Provide market-competitive benefits

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1. Long-Term Incentive Compensation.    To motivate senior executives to deliver sustained long-term performance and to promote an ownership culture, the annual LTI award is weighted more heavily than any other component of total compensation for NEOs.

Target LTI award levels vary by position and are determined based on competitive benchmarking. Target award levels are expressed in dollars (rather than as a percentage of base salary). The actual size of awards granted ranged from 0% to 125% of target in 2012 and were determined for each executive officer based on prior year business performance, individual performance and potential for future contributions to PepsiCo, as determined by the Compensation Committee. The Compensation Committee directly approves individual awards to executive officers.

The annual LTI award is comprised of PEPunits representing 60% of the award value, and a LTC Award representing 40% of the award value. The LTI program is designed to reward business operating performance and market-based performance as measured through absolute share price improvement as well as relative shareholder returns.

Both the PEPunits and the LTC Award are granted under the shareholder-approved 2007 Long-Term Incentive Plan and are intended to qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee has authority to decrease, but not increase, the award payable based on satisfaction of the objective pre-established business performance metrics.

1(a). 2012 PEPunit Awards.    For the 2012 PEPunit award, the number of shares that are earned at the end of the 2012 – 2014 performance period is determined by multiplying the target number of PEPunits awarded by the following adjustments:

•

The Absolute Stock Price Adjustment is determined based on the growth or decline in the value of PepsiCo Common Stock over the 2012-2014 three-year performance period. The Absolute Stock Price Adjustment at the end of the performance period is reduced to zero if PepsiCo’s share price declines by 50% or more, and is capped at 150%.

•	The Relative TSR Adjustment ranges from 75% to 125%, with a 75% multiplier corresponding with PepsiCo performance at or below the 25th percentile of the S&P 500, a 100% multiplier corresponding with PepsiCo performance at the 50th percentile of the S&P 500, and a 125% multiplier corresponding with PepsiCo performance at or above the 75th percentile of the S&P 500, with values interpolated between these points.

The level of performance achieved with respect to the 2012 PEPunit awards will be determined in early 2015, after the end of the applicable three-year performance period. PEPunits do not earn or pay out dividends.

1(b). 2012 LTC Awards.    The LTC Award is denominated and paid in cash, subject to the level of performance achieved with respect to two equally-weighted three-year operating performance metrics. For the 2012 – 2014 performance period, the performance metrics are core constant currency EPS growth and core constant currency International Net Revenue growth as a multiple of core constant currency North America Net Revenue growth (with a minimum floor of 2% North America Net Revenue growth). The potential payout is capped at 150% of the dollar amount awarded on the grant date.

The level of performance achieved with respect to the 2012 LTC Awards will be determined in early 2015, after the end of the applicable three-year performance period.

1(c). Performance Stock Units (PSUs).    Through 2011, NEOs received annual grants of PSU awards that are paid in shares of PepsiCo Common Stock, subject to the attainment of operating performance targets over each award’s performance period. Vesting of PSUs awarded in 2010 and 2011 is subject to the following two equally-weighted financial performance metrics:

•	two-year average core constant currency EPS growth; and

•

two-year average core constant currency International Net Revenue growth as a multiple of two-year average core constant currency North America Net Revenue growth (with a minimum floor of 2% North America Net Revenue growth).

2010 PSU Performance and Payout.    In March 2010, the Compensation Committee set two-year (2010 – 2011) average core constant currency EPS growth of between 10% and 12% and two-year (2010 – 2011) average core constant currency International Net Revenue growth as a multiple of

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EXECUTIVE COMPENSATION (CONTINUED)

two-year average core constant currency North America Net Revenue growth of 2.0-2.5x (with a minimum floor of 2% North America Net Revenue growth) as the financial performance levels necessary for executive officers to earn the target number of shares under the 2010 PSU award. PepsiCo’s actual two-year average core constant currency EPS growth of 9% was below target, and our actual two-year average core constant currency International Net Revenue growth as a multiple of two-year average core constant currency North America Net Revenue growth of 4.7x exceeded target. As a result, 104.4% of the PSUs awarded to executive officers in 2010, reflecting 2010 and 2011 performance, will vest and be paid out as set forth in the following table:

Name[1]	2010 PSUs Granted	2010 PSUs Vested and Paid Out in ‘13
Indra K. Nooyi	90,226	94,195
Hugh F. Johnston	10,964	11,446
Saad Abdul-Latif	13,684	14,286
Zein Abdalla	13,684	14,286
(1)	Mr. Cornell did not receive a 2010 PSU award because he was not a PepsiCo employee at the time of grant.

2011 PSU Performance.    In March 2011, the Compensation Committee set two-year (2011 – 2012) average core constant currency EPS growth of between 7% and 9% and 2.0-2.5x two-year (2011 – 2012) average core constant currency International Net Revenue growth as a multiple of two-year average core constant currency North America Net Revenue growth (with minimum North America Net Revenue growth of 2%) as the financial performance levels necessary for executive officers to earn the target number of shares under the 2011 PSU award. As a result of the planned 2012 decline in core constant currency EPS noted on page 27, PepsiCo’s actual two-year average core constant currency EPS growth of 0.2% was below the performance target range, and our actual two-year average core constant currency International Net Revenue growth as a multiple of North America core constant currency Net Revenue growth of 4.0x exceeded target. As a result, 37.5% of the 2011 PSUs awarded to executive officers, reflecting 2011 and 2012 performance, will be forfeited due to performance results.

2011 PSUs remain subject to an additional year of service-based vesting, and will be paid out in early 2014. As noted above, PepsiCo has never adjusted performance targets applicable to any incentive award.

2. Annual Incentive Compensation.    We provide annual cash incentive opportunities to our NEOs under the Executive Incentive Compensation Plan (“EICP”). Awards granted under the EICP are designed to drive Company, business unit and individual performance.

Each executive officer’s target annual incentive opportunity (expressed as a percentage of base salary) is based on job responsibility, alignment with internally comparable positions and peer company market data. If financial performance with respect to a specific measure is above or below target, the actual payout will be above or below the target annual incentive opportunity.

When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both business and individual performance. Weighting of performance metrics for NEOs other than the Chairman and CEO are illustrated below:

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Business Performance Metrics:    Our annual incentive plan utilizes business performance metrics that executives directly influence to ensure a link between performance and actual incentive payments. In 2012, a cash flow growth metric was introduced for NEOs below the CEO-level to incentivize accelerated conversion of operating profit to cash to fund future growth and deliver increased returns for shareholders through dividends. The business performance metrics used by the Compensation Committee in 2012 are listed in the table below:

Name	Weighting	Business Performance Metrics
Indra K. Nooyi	100% PepsiCo	Organic Revenue[1], EPS[2], NOPBT[3], Cash Flow[4] and Core Net ROIC[5]
Hugh F. Johnston	100% PepsiCo	Organic Revenue, Net Income and Cash Flow
Brian Cornell	100% PAF	NOPBT, Cash Flow and Share of Retail Sales[6]
Saad Abdul-Latif	100% AMEA	Organic Revenue, NOPBT, Cash Flow and Share of Retail Sales
Zein Abdalla	67% PepsiCo Europe/33% PepsiCo	Organic Revenue, NOPBT, Cash Flow, Share of Retail Sales and Productivity Goals[7]

(1)	“Organic Revenue” represents Organic Revenue growth, as calculated in accordance with the reconciliation included in Exhibit A to this Proxy Statement.

(2)	Measured on a core constant currency basis.

(3)	“NOPBT” represents net operating profit before taxes, excluding net interest expense and corporate unallocated expenses.

(4)	“Cash Flow” represents Management Operating Cash Flow growth adjusted for the items reflected in the reconciliation included in Exhibit A to this Proxy Statement.

(5)	“Core Net ROIC” represents Net Income attributable to PepsiCo plus after-tax net interest expense, divided by the average of year-end 2011 and year-end 2012 invested capital less cash, cash equivalents and short-term investments, adjusted, in each case, for the non-core items reflected in the Net Income Attributable to PepsiCo reconciliation included in Exhibit A to this Proxy Statement.

(6)	“Share of Retail Sales” represents food and beverage share of retail sales in certain categories in which PepsiCo operates.

(7)	“Productivity Goals” reflect savings derived from restructuring activities and improved operating efficiencies.

The business performance measures used in the annual incentive program relate to Company-wide performance or business unit performance depending on the NEO’s position and scope of responsibility.

Business Results:    In determining annual incentive awards for 2012, the Compensation Committee considered actual Company performance against the pre-established performance targets noted in the table below:

Company Performance Measures	Target to Prior Year	Actual
Organic Revenue	5%	5%
Core Constant Currency Net Income	(6)%	(6)%
Core Constant Currency Division NOPBT	(2)%	(3)%
Core Constant Currency EPS	(5)%	(5)%
PepsiCo Core Net ROIC	15.6%	15.7%
Management Operating Cash Flow Excluding Certain Items	0%	20%

PepsiCo’s Share of Retail Sales targets for each business unit, Mr. Abdalla’s productivity goals, and Mr. Abdalla’s, Mr. Abdul-Latif’s, and Mr. Cornell’s business unit Cash Flow and NOPBT performance targets, which were intended to be challenging, are not disclosed because such disclosure would result in competitive harm to PepsiCo. Consistent with external disclosures, business unit targets were set at levels necessary to deliver long-term high-single-digit core constant currency EPS growth prior to the impact of strategic and macroeconomic factors, including an increase in marketplace investments, excess commodity inflation and higher pension costs, interest and taxes, offset by incremental productivity.

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EXECUTIVE COMPENSATION (CONTINUED)

Individual Performance Metrics:    The Compensation Committee evaluates individual performance based on metrics related to an individual’s contribution to PepsiCo’s strategic business imperatives, such as improving operating efficiencies, driving sustainable innovation, increasing customer satisfaction and management and development of a diverse and talented workforce. The strategic business imperatives are intended to be challenging. They can be both qualitative and quantitative and vary for each executive officer.

Individual Results:    In determining annual incentive awards for 2012, the Compensation Committee considered the following individual accomplishments by NEOs other than the Chairman and CEO, with no specific weighting applied (individual performance of our Chairman and CEO is described on page 28 of this Proxy Statement):

•

Mr. Johnston:    Mr. Johnston developed a strategic framework partnering closely with each of our Business Unit CEOs and the Corporate Functions to assess all areas of our cash management process. As a result of his efforts, PepsiCo delivered an increase of 20% in Management Operating Cash Flow Excluding Certain Items for 2012, which exceeded our target by $1.2 billion. In his role as CFO, Mr. Johnston continues to sponsor Finance University that is focused on building the capability of PepsiCo’s Finance Leadership team.

•

Mr. Cornell:    Mr. Cornell re-joined PepsiCo in March 2012 to lead our PAF business. Under his leadership, PAF made significant investments in key brands, launched the Doritos Locos Tacos innovation with Taco Bell, and generated significant productivity gains to fund growth by reducing costs through business restructuring and driving efficiencies in core processes. Mr. Cornell has developed a strong partnership with the Global Snacks Group ensuring comprehensive brand strategies and a strong innovation pipeline, and most recently, drove fourth quarter 2012 growth at Frito-Lay and Quaker that was the strongest in recent years.

•

Mr. Abdul-Latif:    Mr. Abdul-Latif continued to drive strong results in our AMEA business during 2012, exceeding all 2012 financial goals. Mr. Abdul-Latif partnered with each of PepsiCo’s Global Groups to lead the successful rollout of global marketing campaigns in AMEA’s 10 key markets. Mr. Abdul-Latif continues to drive successful growth in emerging and developing markets, increasing both the volume and revenue contributions of these businesses to the overall portfolio for AMEA. Lastly, Mr. Abdul-Latif executed the refranchising of our bottling operations in China.

•

Mr. Abdalla:    Mr. Abdalla spent most of 2012 leading our European business before he transitioned to his current role as President, PepsiCo. The Europe Sector experienced very significant macroeconomic challenges, specifically in Southern and Central Europe. As a result of Mr. Abdalla’s leadership, the business has developed into a diverse portfolio, both geographically and categorically, delivering solid performance and meeting key financial targets for the year. Since his appointment to the position of President, PepsiCo, Mr. Abdalla has played an instrumental role in supporting the delivery of the Company’s 2012 productivity savings.

Overall Results:    The following table summarizes the actual annual incentive awards paid to the NEOs in March 2013 based on 2012 business and individual performance in the context of the target annual incentive opportunity and the potential range of payouts:

Name	Target Annual Incentive (% of Base Salary)	Range of Potential Payouts Based on Business & Individual Results ($000)*	Actual Annual Incentive Award ($000)	Actual Annual Incentive as a % of Target Incentive
Indra K. Nooyi	200%	0 - 6,400	3,300.0	103%
Hugh F. Johnston	140%	0 - 2,016	1,241.2	111%
Brian Cornell**	150%	1,000 - 2,430	1,040.3	77%
Saad Abdul-Latif	150%	0 - 2,160	1,449.8	121%
Zein Abdalla	150%	0 - 2,250	1,226.7	98%
*

Under the EICP, a plan intended to qualify certain performance-based compensation as deductible under Section 162(m) of the Internal Revenue Code, the Compensation Committee set the maximum 2012 annual incentive award for all executive officers based on a scale that ranged from no award ($0) for core constant currency Net Income of $0 to a $9 million award opportunity for core constant currency Net Income of $6.6 billion. Based on PepsiCo’s 2012 actual core constant currency Net Income of $6.6 billion, the maximum 2012 award for each executive officer was $9 million. The Compensation Committee then exercised its negative discretion in determining actual incentive awards based on business and individual performance measures as described above. Please refer to Exhibit A to this Proxy Statement for a reconciliation of core

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EXECUTIVE COMPENSATION (CONTINUED)

constant currency results to reported GAAP financial results and to pages 45-47 of PepsiCo’s 2012 Form 10-K for a more detailed description of the items excluded from these measures.

**	Subject to certain performance conditions, Mr. Cornell’s annual incentive bonus was guaranteed at a minimum of $1 million for 2012. PepsiCo exceeded these performance conditions and Mr. Cornell’s actual EICP bonus for 2012 was based entirely on actual performance rather than his bonus guarantee.

3. Base Salary.    The Compensation Committee annually reviews NEO salaries, and annual salary increases are not automatic or guaranteed. When considering any adjustments, the Compensation Committee takes into account data for similar positions among our peer group and other Fortune 500 companies, internal pay equity, and the underlying accountabilities and scope of responsibility for each position. The base salaries paid to our NEOs in 2012 are presented in the Summary Compensation Table on page 44 of this Proxy Statement. The Compensation Committee approved the following changes to NEO base salaries for 2012 and 2013:

•	In recognition of Mr. Abdalla’s promotion from CEO, PepsiCo Europe to President, PepsiCo in September 2012, the Committee approved an annual salary increase from $800,000 to $900,000.

•	In connection with his appointment as CEO, PAF, the Committee approved an annual base salary rate of $900,000 for Mr. Cornell.

•	As part of the 2012 year-end review process, the Compensation Committee increased Mr. Abdul- Latif’s base salary from $800,000 to $860,000.

4. Retirement Programs.    The Company’s retirement programs are designed to facilitate the retirement of employees who have performed at PepsiCo over the long term. The Company maintains a qualified defined benefit pension plan for the majority of U.S. salaried employees hired before January 1, 2011, and a non-qualified defined benefit pension plan, the PepsiCo Pension Equalization Plan (“PEP”), for those employees with annual compensation or pension benefits in excess of the limits imposed by the Internal Revenue Service (“IRS”). The PEP provides for a benefit under the same formula as provided under the qualified plan, but without regard to the IRS limits. The terms of these plans are substantially the same for all participating employees and are described in the narrative to the 2012 Pension Benefits Table on page 53 of the Proxy Statement. Ms. Nooyi, Mr. Johnston, Mr. Abdalla and Mr. Abdul-Latif have accrued pension benefits under these plans, and they also participate, along with Mr. Cornell, in the

PepsiCo Savings Plan, the same tax-qualified savings plan provided to other U.S. salaried employees. Mr. Cornell has grandfathered benefits in both the qualified and non-qualified defined benefit plans based on his prior service with PepsiCo. These benefits will not grow with any additional earnings or service.

Until his relocation to the United States in September 2012, Mr. Abdalla participated in the PepsiCo International Retirement Plan (“PIRP”), a separate international non-qualified defined benefit pension plan that provides a pension benefit to designated executives who live and work outside of their home country. The pension benefit provided under the PIRP is substantially the same as that provided to U.S. salaried employees under the U.S. qualified salaried pension plan and PEP and is offset by amounts paid to the executive by the Company under any other Company-sponsored retirement plan or government mandated retirement or severance programs.

Generally, all U.S. salaried employees hired or rehired on or after January 1, 2011 are eligible to receive company-provided automatic retirement contributions (“ARC”) under the PepsiCo Savings Plan equal to a percentage of pay based on age and years of service. Eligible employees whose participation in the ARC portion of the PepsiCo Savings Plan is limited due to Internal Revenue Code limitations on qualified plan compensation and benefits are also eligible to participate in the PepsiCo Automatic Retirement Contribution Equalization Plan (“ARC-E”), a non-qualified, non-elective defined contribution deferred compensation plan. Total ARC and ARC–E contributions are capped at the Internal Revenue Code Section 401(a)(17) limit. Because Mr. Cornell was re-hired by the Company after January 1, 2011, he participates in the ARC portion of the PepsiCo Savings Plan and the
ARC-E.

Our NEOs are also eligible for retiree medical coverage on the same terms as our other employees. PepsiCo does not provide executive officers any special benefit plans such as executive life insurance, and the Company does not provide any enhanced retirement benefit formulas to our NEOs.

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EXECUTIVE COMPENSATION (CONTINUED)

5. Benefits and Perquisites

5(a). Benefits.    Executive officers receive the same healthcare benefits as other employees. U.S.-based medical benefits are the same for all participants in the Company’s healthcare program; however, our executive officers are required to pay three times as much as non-executive employees for their coverage. International medical benefits plans vary, but executives typically receive the benefits offered in the relevant broad-based plan.

The Global Mobility Program facilitates the assignment of employees to positions in other countries by minimizing any financial detriment or gain to the employee from the international assignment. Under the program, Mr. Abdul-Latif’s compensation package and Mr. Abdalla’s compensation package through September 2012 were linked to the U.S. compensation structure as a result of being considered global talent with continued PepsiCo assignments outside of their home countries. Mr. Abdalla and Mr. Abdul-Latif economically paid taxes at a U.S. income tax rate on compensation and received housing and other allowances to reflect the incremental cost of living in Geneva, Switzerland and Dubai, United Arab Emirates, respectively, as compared to the U.S.

Beginning in September 2012, in connection with his promotion to President, PepsiCo, Mr. Abdalla was transitioned to a U.S. local pay package. Mr. Abdalla continues to receive housing, cost-of-living and educational benefits during the transition period of his family’s relocation to the United States following the current school term. In addition, Mr. Abdalla is eligible for periodic home leave flights to Geneva until his family’s relocation is completed. To assist with expenses related to his move to the United States, the Compensation Committee approved transition payments of $200,000 in September 2013 and $100,000 in September 2014, in each case subject to applicable taxes and Mr. Abdalla’s continued employment through such dates.

5(b). Perquisites.    Consistent with our pay-for-performance philosophy, we limit executive perquisites to a company car allowance, an annual physical and limited personal use of company aircraft and ground transportation.

As an internationally recognized business leader and public figure, the Compensation Committee requires Ms. Nooyi to use company aircraft and ground transportation for all travel. This requirement serves to enhance her security and personal safety, and to increase her time available for business purposes. The Committee reaffirmed this requirement following an exhaustive independent security study completed in 2010. This independent study identified real and present risks for Ms. Nooyi due to her considerable visibility in multimedia venues as the leader and identifiable face of PepsiCo, one of the largest and most recognized U.S. corporations.

In 2012, as in prior years, the Committee reviewed her personal aircraft usage and deemed it suitable. The Committee will continue its ongoing assessment of Ms. Nooyi’s perquisites to ensure they remain appropriate. Ms. Nooyi is fully responsible for personal income tax liability associated with her perquisites.

Personal use of Company aircraft is made available to other executive officers on a limited basis. Executives are fully responsible for personal income tax liability associated with personal use of Company ground transportation and Company aircraft. Business Unit CEOs must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a limited number of hours per year as established by the Compensation Committee. Personal use of Company ground transportation and Company aircraft for other executive officers must be approved by the Chairman and CEO on a case-by-case basis.

5(c). Change-in-Control Provisions.    All employees, including NEOs, and non-employee directors, are provided change-in-control protection for their LTI awards under our shareholder-approved long-term incentive plans. For outstanding unvested awards, stock options and RSUs vest, and PSUs and PEPunits are paid at target, even if earned scores are above target, if the participant is terminated without cause or resigns for good reason within two years following a change-in-control of PepsiCo (i.e., “double trigger” vesting) or if the acquiring entity fails to assume the awards. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change-in-control and to align with prevailing governance practices.

NEOs are not eligible to receive any cash severance, continued health and welfare benefits, pension service credit, tax gross-ups or any other change-in-control benefits other than the change-in-control protections under our long-term incentive plans described in the preceding paragraph.

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5(d). Executive Deferral.    Under the PepsiCo Executive Income Deferral Program, most U.S.-based executives can elect to defer up to 75% of their base salary and up to 100% of their annual cash incentive awards into phantom investment funds on a tax-deferred basis. Executives have the opportunity to invest their deferrals into market-based funds, including the PepsiCo Common Stock Fund. The executive deferral program does not guarantee a rate of return, and none of the funds provide “above market” earnings. PepsiCo does not match any executive’s deferrals.

The PepsiCo Executive Income Deferral Program is a non-qualified and unfunded program in which account balances are unsecured and at-risk. This means that the participants’ balances may be forfeited in the event of the Company’s bankruptcy. The narrative accompanying the 2012 Non-Qualified Deferred Compensation Table on pages 54-55 of this Proxy Statement describes the material features of the executive deferral program.

HOW WE DETERMINE COMPENSATION

Our Compensation Philosophy.    It is critical to our long-term success and growth that our businesses are managed by highly capable leaders with the experience, skills and dedication to oversee a growing and changing global organization. To achieve this objective, we have designed our compensation programs to:

•	recruit, retain and motivate talented and diverse domestic and international employees;

•	reward sustained Company performance and individual achievements by aligning a significant portion of total compensation to PepsiCo’s financial results and strategic objectives;

•

deliver total compensation above the peer group median when our financial performance exceeds the peer group median, and below the peer group median if our financial performance falls below the peer group median; and

•	motivate our employees to act as long-term business owners who are accountable for business results and who take responsibility for the assets of the business and its employees.

Role of the Compensation Committee.    The Compensation Committee oversees the design and administration of PepsiCo’s compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. As part of its processes and procedures for determining executive compensation, the Compensation Committee periodically:

•	reviews and approves compensation-related performance goals and other objectives of our Chairman and CEO, and recommends compensation to the independent members of the Board based on performance;

•

evaluates and approves executive officer compensation to ensure that a significant portion is performance-based, while creating incentives for above-target performance and consequences for below-target performance;

•	reviews and establishes the peer group companies used as a reference to benchmark Company performance and executive officer compensation;

•

references tally sheets, which provide a comprehensive overview of the aggregate value of the compensation and benefits for executive officers as well as the total value they would receive upon a variety of termination scenarios (such as resignation, retirement, long-term disability, death and change-in-control);

•	sets the specific performance targets for incentive awards to govern the compensation paid to our executive officers;

•

confirms with the Compensation Committee’s independent external advisor that total compensation paid to each executive officer is appropriate based on comparing the Company’s financial performance relative to the peer group as measured by financial metrics including shareholder returns and operating performance;

•	approves base salary adjustments to the extent they are warranted by changes in market pay data; and

•	approves annual and long-term incentive award payouts based on performance achieved relative to the pre-established performance targets.

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EXECUTIVE COMPENSATION (CONTINUED)

Role of the Independent External Advisor.    The Compensation Committee has engaged Frederic W. Cook & Co. (“Cook”) as its independent external advisor. The Compensation Committee considers analysis and advice from Cook when making compensation decisions and recommendations for the Chairman and CEO and the executive officers, and when making decisions on plan design. Cook provides recommendations on Chairman and CEO pay directly to the Compensation Committee without consulting the Chairman and CEO or management.

Cook attends the Compensation Committee meetings, and Compensation Committee members have direct access to the advisor without management involvement. The Compensation Committee has the sole authority to hire and terminate the advisor. The advisor sometimes obtains input from management to ensure that the recommendations and advice reinforce PepsiCo’s business strategy, principles and values.

The services performed by Cook have been limited to executive compensation consulting. Cook is prohibited from undertaking any other work with PepsiCo management or employees, and undertook no such work in 2012.

Role of Management.    The Compensation Committee and Board of Directors determine the compensation of the Chairman and CEO without management input. The Compensation Committee meets with the Chairman and CEO at the beginning of the year to agree upon her performance objectives for the year. At the end of the year, the Chairman and CEO provides the Compensation

Committee with a self-assessment based on her achievement of the agreed-upon objectives and other leadership accomplishments. This self-assessment, in addition to Company performance, is used by the Compensation Committee in determining the Chairman and CEO’s compensation.

The Compensation Committee solicits input from the Chairman and CEO to obtain her evaluation of performance and her recommendation in determining pay for other executive officers. No executive officer is present when his or her compensation is discussed by the Compensation Committee or the Board of Directors.

Peer Group.    The Compensation Committee utilizes a peer group to evaluate whether executive officer pay levels are aligned with Company performance and to benchmark PepsiCo’s compensation design and governance features. The Compensation Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization), maintain strong consumer brands, have an innovative culture, compete with PepsiCo for executive talent and possess significant international operations.

The Compensation Committee reaffirmed in 2012 that the current peer group companies used for pay and performance benchmarking continued to meet the above criteria. The only change to the peer group during 2012 reflects the spin-off of Kraft Foods Inc. into two independent companies, Kraft Foods Group, Inc. and Mondelēz International, Inc. This change will be effective for the 2013 performance year.

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EXECUTIVE COMPENSATION (CONTINUED)

3M Company

Abbott Laboratories

Anheuser-Busch InBev SA/NV

Apple, Inc.

Colgate-Palmolive Company

General Electric Company

General Mills, Inc.

Groupe Danone

Hewlett-Packard Company

International Business Machines Corp.

Johnson & Johnson

Kellogg Company

Kraft Foods Group, Inc. (effective 2013)

McDonald’s Corporation

Mondelēz International, Inc. (effective 2013)

Nestlé S.A.

Nike, Inc.

The Coca-Cola Company

The Procter & Gamble Company

The Walt Disney Company

Unilever PLC

United Parcel Service, Inc.

Wal-Mart Stores, Inc.

PepsiCo currently is at the 66th and 53rd percentile of the peer group based on revenue for the four quarters ended on or prior to December 31, 2012 and 2012 year-end market capitalization, respectively.

GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

We believe that PepsiCo’s compensation programs should ensure that our executives remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with this objective, our Board of Directors has incorporated the following governance features into our executive compensation programs:

Risk Mitigation.    PepsiCo’s executive compensation programs include features intended to discourage employees from taking unnecessary and excessive risks that would threaten the financial health and viability of the Company, including:

•

Balanced Performance Metrics.    The annual cash incentive program utilizes balanced financial metrics consisting of top-line metrics, such as Organic Revenue, bottom-line metrics, such as NOPBT, market-based metrics, such as Share of Retail Sales, which reinforces the importance of growing PepsiCo’s share of retail sales in certain categories in which we operate, and metrics designed to enhance capital management such as Cash Flow.

•

Accountability for Prior Business Unit Results.    Half of the annual incentive award for any executive officer who assumes a new leadership position in a different business unit is determined based on the prior business unit’s results. This ensures the executive officer remains accountable for the results of the long-term strategies he or she established in the prior business unit.

•

Emphasis on Long-Term Shareholder Value Creation.    Long-term incentive awards are the most significant element of executive officer pay and focus executives on creating long-term shareholder value, measured in terms of absolute share price growth, share price changes relative to the broader equity market, and delivering exceptional long-term operating results.

•

Clawback Provisions.    Under PepsiCo’s annual incentive, long-term incentive and executive deferral programs, the Company has the right to cancel and recoup awards and gains from an executive if he or she: (i) violates PepsiCo’s Global Code of Conduct; (ii) engages in gross misconduct; (iii) violates applicable non-compete, non-solicitation or confidentiality provisions; or (iv) causes or contributes to the need for an accounting adjustment to the Company’s financial results through gross negligence or misconduct.

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EXECUTIVE COMPENSATION (CONTINUED)

Stock Ownership Requirements. Under PepsiCo’s stock ownership guidelines, executive officers are required to own shares of PepsiCo Common Stock equal to a specified multiple of their annual base salary, as set forth below:

• CEO	8x annual salary
• CFO & Business Unit CEOs	4x annual salary
• All Other Executive Officers	2x annual salary

Shares of PepsiCo Common Stock or equivalents held by the executive officer (or immediate family members) in the 401(k) plan, in a deferred compensation account, or in a trust for the benefit of immediate family members count towards satisfying the requirement. Unexercised stock options and unvested PSUs, RSUs and PEPunits do not count towards satisfying the requirement.

Executive officers have five years from the date they first become subject to a particular level of stock ownership to meet the ownership requirement. All of our executive officers have met or are on track to meeting their ownership requirements within the five-year period. Executive officers who terminate or retire from PepsiCo are required to continue to hold 100% of the shares needed to meet the applicable level of stock ownership until at least six months after termination or retirement and to continue to hold at least 50% of the shares needed to meet the applicable level of stock ownership until at least twelve months after termination or retirement.

Share Retention Policy.    To ensure that our executive officers exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted a Share Retention Policy in 2002. This policy limits the proceeds that an executive officer may receive in cash upon exercise of stock options during each calendar year to 20% of the aggregate value of all of the executive officer’s in-the-money vested stock options. Any proceeds in excess of this 20% limit must be held in shares of PepsiCo Common Stock for at least one year after the date of exercise. In 2012, the Committee introduced an additional requirement that executive officers hold at least 50% of the shares, net of applicable tax withholding, received upon the vesting and payout of PEPunits in furtherance of PepsiCo’s stock ownership guidelines.

Executive officers who maintain the required level of stock ownership are exempt from the share retention requirements.

No Employment Contracts.    None of our NEOs has an employment contract or separation agreement. Consistent with our approach of rewarding performance, employment is not guaranteed, and either the Company or the NEO may terminate the employment relationship at any time. In some cases, the Compensation Committee or Board of Directors may agree to provide separation payments to departing executives upon their termination to obtain an extended non-compete, non-solicitation and non-disclosure agreement and a release of claims.

Prohibition on Hedging and Pledging.    Our insider trading policy prohibits executive officers from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo Common Stock. In addition, executive officers may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan.

Limited Trading Windows.    Executive officers can only purchase and sell PepsiCo Common Stock and exercise stock options during approved trading windows, which generally open two business days after PepsiCo issues its quarterly earnings release. Trading windows typically close one month after the opening of the window.

Responsible Equity Grant Practices.    PepsiCo’s equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the “Fair Market Value” of PepsiCo Common Stock on such dates.

•

Stock option and PSU grants are awarded under our shareholder-approved long-term incentive plans at “Fair Market Value,” defined as the average of the high and low stock prices rounded up to the nearest quarter on the date of grant. Further, PEPunit values are defined as the average share price for the 90 days prior to the grant and vesting date. These formulas mitigate the impact of our stock price’s intra-day volatility when setting the grant price of equity awards.

•	PepsiCo does not backdate, reprice or grant equity awards retroactively. Repricing of awards would require shareholder approval under our shareholder-approved long-term incentive plans.

NEW HIRE ARRANGEMENTS

Offer Letter with Mr. Cornell. On March 9, 2012, PepsiCo executed a new hire offer letter with

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EXECUTIVE COMPENSATION (CONTINUED)

Mr. Cornell in connection with his appointment as CEO, PAF. To partially replace the value of unvested equity awards and other compensation forfeited by Mr. Cornell in connection with his acceptance of employment with PepsiCo, the Company awarded him a $2.5 million cash sign-on bonus paid on his start date, a $2.5 million new hire RSU award which vests in three equal installments on each of the first, second and third anniversaries of the date of grant, and a $3.0 million new hire PEPunit award which vests 50% on the second anniversary and 50% on the third anniversary of the date of grant. Similar to the 2012 PEPunit awards for other NEOs discussed above, Mr. Cornell’s new hire PEPunit award is subject to a maximum payout of 187.5% of target. The RSU and PEPunit awards are subject to Mr. Cornell’s continued employment through each vesting date. The sign-on bonus is subject to expanded clawback provisions requiring Mr. Cornell to repay a pro-rated amount of any paid portion upon a voluntary termination or an involuntary termination for cause prior to the second anniversary of his start date. In addition to the standard clawback definition in the annual incentive plan, Mr. Cornell’s expanded clawback also covers violations of PepsiCo’s Insider Trading Policy and unlawfully trading in PepsiCo securities. Subject to certain performance conditions, Mr. Cornell’s annual incentive bonus was guaranteed at a minimum of $1 million for 2012. PepsiCo exceeded these performance conditions and Mr. Cornell’s actual ECIP bonus for 2012 was based entirely on actual performance rather than this bonus guarantee. As a result of PepsiCo’s requiring Mr. Cornell to immediately relocate to New York at his time of hire, the Company provided him with standard relocation benefits under the Company’s relocation program for salaried employees. Like all PepsiCo executive officers, Mr. Cornell’s offer letter does not guarantee employment and does not provide for separation payments upon his termination. Please refer to the Summary Compensation Table on page 44 of this Proxy Statement for additional information regarding Mr. Cornell’s 2012 compensation.

TAX CONSIDERATIONS

In establishing total compensation for the executive officers, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualifies as performance-based. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the compensation program is to support the Company’s business strategy. Thus, the Compensation Committee believes it should have flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expenses.

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EXECUTIVE COMPENSATION (CONTINUED)

2012 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ended December 29, 2012. The NEOs are the Company’s Chief Executive Officer, Chief Financial Officer and certain other executive officers who were most highly compensated in fiscal year 2012 by reference to their total compensation in the table below (excluding amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column).

Name and Principal Position (a)	Year (b)	Salary ($) (3) (c)	Bonus ($) (4) (d)	Stock Awards ($) (5) (e)	Option Awards ($) (6) (f)	Non-Equity Incentive Plan Compensation ($) (7) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (8) (h)	All Other Compensation ($) (9) (i)	Total ($) (j)
Indra K. Nooyi	2012	1,600,000	—	7,527,736	—	3,300,000	1,631,919	149,379	14,209,034
Chairman and	2011	1,584,615	—	6,249,986	3,231,373	2,500,000	3,029,699	520,416	17,116,089
Chief Executive Officer	2010	1,300,000	—	6,000,029	3,507,967	3,000,000	2,143,083	224,302	16,175,381
Hugh F. Johnston	2012	792,308	—	1,836,793	—	1,241,210	782,746	27,596	4,680,653
Chief Financial Officer	2011	752,885	—	1,120,023	579,066	857,270	1,007,072	34,660	4,350,976
	2010	642,308	—	729,106	426,280	966,010	480,881	34,775	3,279,360
Brian Cornell (1)	2012	726,923	2,500,000	7,197,361	—	1,040,310	128,748	355,645	11,948,987
Chief Executive Officer,
PepsiCo Americas Foods
Saad Abdul-Latif (1)	2012	792,308	—	1,324,906	—	1,449,770	1,846,835	718,760	6,132,579
Chief Executive Officer,
Asia, Middle East and Africa
Zein Abdalla (2)	2012	824,462	—	1,444,121	—	1,226,740	1,449,801	873,575	5,818,699
President, PepsiCo	2011	768,846	—	6,200,006	620,422	785,090	975,324	846,724	10,196,412
(1)	Mr. Cornell and Mr. Abdul-Latif were not NEOs for 2010 and 2011, and as a result only their 2012 compensation information is included.

(2)	Mr. Abdalla was not an NEO for 2010, and as a result only his 2011 and 2012 compensation information is included. Mr. Abdalla’s 2011 compensation included a one-time PSU award of $5 million that was disclosed in the 2011 Proxy Statement. Mr. Abdalla’s year-over-year compensation, excluding this one-time PSU award, has increased by 12%.

(3)	The salary amounts reflect the actual base salary payments made to the NEOs. Mr. Cornell was hired on March 12, 2012 at an annual salary of $900,000; accordingly his reported salary reflects the pro-rated amount earned in 2012. Mr. Abdalla was promoted from CEO, PepsiCo Europe to President, PepsiCo effective September 2012 and his salary increased from $800,000 to $900,000.

(4)	“Bonus” refers to non-performance-based annual cash incentive payments. In accordance with the terms of his offer letter described on pages 42-43 of this Proxy Statement, Mr. Cornell was paid a one-time new hire bonus of $2.5 million on his start date of March 12, 2012 to partially replace the value of certain compensation and other benefits forfeited upon his acceptance of employment with PepsiCo. The new hire bonus is subject to clawback provisions requiring Mr. Cornell to repay a pro-rated amount of any paid portion upon a voluntary termination or an involuntary termination for cause (as defined in the offer letter) prior to the second anniversary of his start date.

(5)	The amounts reported for stock awards represent the aggregate grant date fair value of awards calculated in accordance with the accounting guidance on share-based payments. The amounts reported for Mr. Cornell in 2012 also include a $3 million one-time new hire PEPunit award and a $2.5 million one-time new hire RSU award granted to partially replace the value of certain compensation and other benefits forfeited upon his acceptance of employment with PepsiCo as described on pages 42-43 of this Proxy Statement.

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EXECUTIVE COMPENSATION (CONTINUED)

The amounts reported in this column assume target-level performance for the annual PEPunit awards and the new hire PEPunit award for Mr. Cornell. If PepsiCo were to exceed its performance targets, grant recipients may earn up to 187.5% of the target number of PEPunits granted. The following table reflects the grant date fair value of the PEPunit awards at target and maximum earn-out levels:

	Value of 2012 PEPunit Awards ($)
Name	At Target Level	At Maximum 187.5% Level
Indra K. Nooyi	7,527,736	14,114,465
Hugh F. Johnston	1,836,793	3,443,931
Brian Cornell	4,697,360	8,807,486
Saad Abdul-Latif	1,324,906	2,484,151
Zein Abdalla	1,444,121	2,707,678
For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PEPunits and RSUs, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

(6)	The amounts reported for option awards represent the aggregate grant date fair value of the stock option awards granted in 2011 and 2010 calculated in accordance with the accounting guidance on share-based payments.

For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the option awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

(7)	As described in the Annual Incentive Compensation section of the Compensation Discussion and Analysis on pages 34-37 of this Proxy Statement, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year, paid in March of the subsequent year.

(8)	The amounts reported reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the defined benefit pension plans in which they participate. The change in pension value reflects changes in age, service and earnings during 2012, and the effect of a change in the discount rate from 4.6% on December 30, 2011 to 4.2% on December 28, 2012 used to determine the present value. During 2012, 2011 and 2010, PepsiCo did not pay above-market or preferential rates on non-qualified deferred compensation.

(9)	The following table provides the details for the amounts reported for 2012 for each NEO:

Name	Personal Use of Company Aircraft (A) ($)	Personal Use of Ground Transportation (A) ($)	Car Allowance (B) ($)	Company Contributions to Defined Contribution Plans (C) ($)	Global Mobility (D) ($)	Tax Reimbursement (E) ($)	Total All Other Compensation (F) ($)
Indra K. Nooyi	109,008	35,329	—	5,042	—	—	149,379
Hugh F. Johnston	—	—	25,350	2,246	—	—	27,596
Brian Cornell	44,721	—	18,375	62,308	198,591	31,650	355,645
Saad Abdul-Latif	—	—	29,973	—	73,624	614,863	718,760
Zein Abdalla	8,830	—	40,863	—	463,037	360,545	873,575

(A)	Personal use of Company aircraft and ground transportation is valued based on the aggregate incremental cost to the Company. The aggregate incremental cost is calculated based on the variable operating costs that were incurred as a result of personal use of the aircraft (such as fuel, maintenance, landing fees and crew expenses) or ground transportation (such as fuel and the driver’s compensation). The NEOs are fully responsible for all personal income taxes associated with any personal use of Company aircraft and ground transportation.

As an internationally recognized business leader and public figure, the Compensation Committee requires Ms. Nooyi to use Company aircraft and ground transportation for all personal travel. This requirement serves to enhance her security and personal safety, and to increase her time available for business purposes. The Committee reaffirmed this security requirement following an exhaustive independent security study completed in 2010. The Committee will continue to assess Ms. Nooyi’s use of Company provided transportation to ensure that it remains appropriate.

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EXECUTIVE COMPENSATION (CONTINUED)

Beginning in 2009, Business Unit CEOs must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a limited number of hours per year as established by the Compensation Committee. Personal use of Company ground transportation and Company aircraft for other executive officers must be approved by the Chairman and CEO on a case-by-case basis.

(B)	Mr. Abdalla’s car allowance is paid in Swiss Francs and converted into U.S. dollars based on an average daily exchange rate of 1.00 CHF = 1.0667 USD for 2012.

(C)	Amounts reported for NEOs other than Messrs. Abdul-Latif and Abdalla reflect Company matching contributions to the PepsiCo Savings Plan, a tax-qualified defined contribution plan. Effective January 30, 2012, PepsiCo discontinued company matching contributions under the PepsiCo Savings Plan for salaried exempt employees who are currently earning a benefit under a defined benefit pension plan with PepsiCo. Accordingly, NEOs other than Mr. Cornell are no longer eligible for matching contributions.

Amounts reported for Mr. Cornell reflect ARC contributions under the PepsiCo Savings Plan, and contributions under the ARC-E, a nonqualified, non-elective defined contribution deferred compensation plan that provides benefits to employees whose participation in the ARC portion of the PepsiCo Savings Plan is limited because of Internal Revenue Code limitations on qualified compensation and benefits. Mr. Cornell is eligible for these benefits because he was re-hired by the Company after January 1, 2011 and is accordingly not eligible to accrue any additional benefits under any defined benefit pension plan maintained by the Company.

(D)	The amounts reported include the following:

•

For Mr. Cornell, relocation benefits related to PepsiCo requiring Mr. Cornell to move to New York from Arkansas at the time of hire, including assistance with temporary living, moving of household goods and travel under the Company’s salaried employee relocation program.

•

For Messrs. Abdul-Latif and Abdalla, the expense for benefits provided pursuant to PepsiCo’s Global Mobility Program as a result of their international assignments in Dubai, United Arab Emirates and Geneva, Switzerland respectively. These benefits include housing, cost-of-living and home-leave allowances, reimbursement of child educational expenses and tax preparation services. The Global Mobility Program facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment to the employee from the international assignment. Mr. Abdalla’s Global Mobility Program benefits are paid in Swiss Francs and converted into U.S. dollars based on an average daily exchange rate of 1.00 CHF = 1.0667 USD for 2012.

•

For Mr. Abdalla, reported amounts also include the following transition benefits, which were approved by the Compensation Committee in connection with his immediate relocation to the United States upon his appointment as President, PepsiCo, in September 2012: (i) continuation of housing, cost-of-living and educational benefits provided to his family as part of his Geneva, Switzerland-based international assignment until his family is able to relocate to the United States in July 2013; (ii) reimbursement of Mr. Abdalla’s periodic home leave flights to Geneva until his family’s relocation; and (iii) reimbursement of immigration fees.

(E)	For Mr. Cornell, the amount reported reflects reimbursement of all federal, state and local tax obligations directly related to relocation assistance, and taxes incurred in connection with such assistance. For Messrs. Abdul-Latif and Abdalla, the amount reported reflects tax equalization designed to cover taxes on their compensation in excess of the taxes they would have incurred in the United States. Mr. Abdalla’s tax reimbursements are paid in Swiss Francs and converted into U.S. dollars based on an average daily exchange rate of 1.00 CHF = 1.0667 USD for 2012.

(F)	The total also includes an annual physical exam for Messrs. Abdul-Latif and Abdalla.

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EXECUTIVE COMPENSATION (CONTINUED)

2012 GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of PEPunits, RSUs, LTC Awards and target annual cash incentive opportunities provided to NEOs in 2012. PEPunit and LTC Awards granted in 2012 recognized 2011 performance. The material terms of PepsiCo’s annual and long-term incentive programs are described in the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement.

	Grant Date (1) (b)	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards (7) ($) (j)
Name (a)			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Indra K. Nooyi		Annual Bonus (2)	0	3,200,000	6,400,000	—	—	—	—	—
	4/2/2012	Long-Term Cash (3)	0	5,000,000	7,500,000	—	—	—	—	—
	4/2/2012	Annual PEPunits (4)	—	—	—	0	116,691	218,795	—	7,527,736
Hugh F. Johnston		Annual Bonus (2)	0	1,120,000	2,016,000	—	—	—	—	—
	4/2/2012	Long-Term Cash (3)	0	1,220,000	1,830,000	—	—	—	—	—
	4/2/2012	Annual PEPunits (4)	—	—	—	0	28,473	53,386	—	1,836,793
Brian Cornell		Annual Bonus (2)	0	1,350,000	2,430,000	—	—	—	—	—
	4/2/2012	Long-Term Cash (3)	0	1,120,000	1,680,000	—	—	—	—	—
	4/2/2012	Annual PEPunits (4)	—	—	—	0	26,139	49,010	—	1,686,227
	4/2/2012	New Hire PEPunits (5)	—	—	—	0	46,677	87,519	—	3,011,133
	4/2/2012	New Hire RSUs (6)	—	—	—	—	—	—	37,594	2,500,001
Saad Abdul-Latif		Annual Bonus (2)	0	1,200,000	2,160,000	—	—	—	—	—
	4/2/2012	Long-Term Cash (3)	0	880,000	1,320,000	—	—	—	—	—
	4/2/2012	Annual PEPunits (4)	—	—	—	0	20,538	38,508	—	1,324,906
Zein Abdalla		Annual Bonus (2)	0	1,250,000	2,250,000	—	—	—	—	—
	4/2/2012	Long-Term Cash (3)	0	959,200	1,438,800	—	—	—	—	—
	4/2/2012	Annual PEPunits (4)	—	—	—	0	22,386	41,973	—	1,444,121
(1)	Consistent with prior years, 2012 PEPunit and LTC Awards were approved by the Compensation Committee at its regularly-scheduled meeting in February. The approval date for the awards was February 2, 2012 and the grant date was April 2, 2012.

(2)	The amounts reported reflect the potential range of 2012 annual cash incentive awards under the shareholder-approved EICP, as described in the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement.

(3)	The amounts reported reflect the potential range of 2012 LTC Award payouts under the shareholder-approved PepsiCo, Inc. 2007 Long-term Incentive Plan, as described in the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement. The actual cash award earned is determined based on the level of achievement attained with respect to the pre-established performance targets over the three-year performance period and will be paid out on the third anniversary of the grant date.

(4)	The actual number of shares of PepsiCo Common Stock that are earned for the annual 2012 PEPunits award is determined based on the level of achievement attained with respect to absolute stock price performance and relative TSR consistent with the pre-established payout scale determined for the three-year performance period. If PepsiCo performs below the pre-established performance targets, the number of PEPunits earned will be reduced below the target number. The amounts reported in the “target” column reflect the number of PEPunits that may be paid out if the performance targets are achieved at 100%, and the amounts reported in the “maximum” column reflect the maximum number of PEPunits that will be paid out if the performance targets are exceeded.

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EXECUTIVE COMPENSATION (CONTINUED)

The PEPunits earned by NEOs will vest and be paid out in shares of PepsiCo Common Stock on the third anniversary of the grant date subject to pro-rata vesting upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and full vesting upon retirement at age 62 and older with at least 10 years of service, in each case subject to achievement of the applicable performance targets over the full three-year performance period. Ms. Nooyi and Mr. Abdul-Latif are currently eligible for pro-rata vesting. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of the 2012 PEPunit awards.

For additional information regarding these awards, please see the PEPunits section of the Compensation Discussion and Analysis 2012 PEPunit Awards section on page 33 of this Proxy Statement.

(5)	The amount reported reflects a new hire PEPunit award. 50% of the award is scheduled to vest on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to the achievement of absolute and relative stock price growth consistent with the pre-established payout scale determined for a three-year period.

(6)	The amount reported reflects a new hire RSU award which vests in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through each vesting date.

(7)	The amounts reported represent the aggregate grant date fair value of all PEPunits and RSUs granted to NEOs in 2012 calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PEPunits and RSUs reported, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report in Form 10-K for the fiscal year ended December 29, 2012.

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EXECUTIVE COMPENSATION (CONTINUED)

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table lists all outstanding stock options and PEPunit, PSU, and RSU awards as of December 29, 2012 for the NEOs. The material terms and conditions of the equity awards reported in this table are described in the Long-Term Equity Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement. No stock options, PEPunits, PSUs or RSUs granted to a NEO have been transferred to any other person, trust or entity.

	Option Awards (1)						Stock Awards (1)(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price($) (d)	Option Grant Date	Option Vesting Date	Option Expiration Date (e)	Number of Shares of Units of Stock that Have Not Vested (#) (f)		Grant Date	Vesting Date	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3) (#) (h)		Grant Date	Vesting Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Indra K. Nooyi		392,157	63.75	03/01/11	03/01/14	02/28/21						116,691		04/02/12	04/02/15	7,937,322
		360,902	66.50	04/12/10	04/12/13	04/11/20						98,039		03/01/11	03/01/14	6,668,613
	452,830		53.00	02/06/09	02/01/12	01/31/19						90,226		04/12/10	04/12/13	6,137,173
	374,899		68.75	02/01/08	02/01/11	01/31/18
	304,220		65.00	02/02/07	02/01/10	01/31/17
	375,000		45.51	07/26/01	07/26/11	07/25/16
	72,705		57.50	02/03/06	02/01/09	01/31/16
	77,777		53.75	02/01/05	02/01/08	01/31/15
	88,444		47.25	02/01/04	02/01/07	01/31/14
Hugh F. Johnston		70,275	63.75	03/01/11	03/01/14	02/28/21						28,473		04/02/12	04/02/15	1,936,733
		43,856	66.50	04/12/10	04/12/13	04/11/20						17,569		03/01/11	03/01/14	1,195,043
	46,561		53.00	02/06/09	02/01/12	01/31/19						10,964		04/12/10	04/12/13	745,771
	49,052		68.75	02/01/08	02/01/11	01/31/18
	45,025		65.00	02/02/07	02/01/10	01/31/17
	360		57.50	02/03/06	02/01/09	01/31/16
	385		53.75	02/01/05	02/01/08	01/31/15
	55,464		47.25	02/01/04	02/01/07	01/31/14
Brian Cornell							37,594	(4)	4/2/2012	4/2/2015	2,557,144	46,677	(5)	04/02/12	04/02/15	3,174,970
												26,139		04/02/12	04/02/15	1,777,975

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EXECUTIVE COMPENSATION (CONTINUED)

	Option Awards (1)						Stock Awards (1)(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price($) (d)	Option Grant Date	Option Vesting Date	Option Expiration Date (e)	Number of Shares of Units of Stock that Have Not Vested (#) (f)		Grant Date	Vesting Date	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3) (#) (h)		Grant Date	Vesting Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Saad Abdul-Latif		70,275	63.75	03/01/11	03/01/14	02/28/21	13,513	(6)	11/16/2007	11/16/2013	919,154	20,538		04/02/12	04/02/15	1,396,995
		54,737	66.50	04/12/10	04/12/13	04/11/20						47,059	(7)	03/01/11	03/01/14	3,200,953
	69,070		53.00	02/06/09	02/01/12	01/31/19						17,569		03/01/11	03/01/14	1,195,043
	301		68.75	02/01/08	02/01/11	01/31/18						13,684		04/12/10	04/12/13	930,786
	318		65.00	02/02/07	02/01/10	01/31/17
	360		57.50	02/03/06	02/01/09	01/31/16
	385		53.75	02/01/05	02/01/08	01/31/15
	55,464		47.25	02/01/04	02/01/07	01/31/14
Zein Abdalla		75,294	63.75	03/01/11	03/01/14	02/28/21						22,386		04/02/12	04/02/15	1,522,696
		54,737	66.50	04/12/10	04/12/13	04/11/20						78,431	(8)	03/01/11	03/01/16	5,334,877
	59,259		53.00	02/06/09	02/01/12	01/31/19						18,824		03/01/11	03/01/14	1,280,408
	19,411		68.75	02/01/08	02/01/11	01/31/18						13,684		04/12/10	04/12/13	930,786
	531		65.00	02/02/07	02/01/10	01/31/17
	600		57.50	02/03/06	02/01/09	01/31/16
	642		53.75	02/01/05	02/01/08	01/31/15

(1)	With the exception of the awards discussed in footnotes (4), (5), (6), and (8) below, each of the stock option, PEPunit and PSU awards listed in the table vests three years after the grant date, subject to continued service with PepsiCo through the vesting date and, in the case of PEPunits and PSUs, achievement of applicable performance targets. Each of the awards that are not retention awards will vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and will vest in full upon retirement at age 62 or older with at least 10 years of service, subject to achievement of applicable performance targets.

(2)	The market value of unvested PEPunits, PSUs and RSUs reflected in columns (g) and (i) have been valued by multiplying the number of unvested PEPunits, PSUs and RSUs reflected in columns (f) and (h) by $68.02, PepsiCo’s closing stock price on December 28, 2012, the last trading day of the 2012 fiscal year.

(3)	The reported awards reflect grants of PEPunits and PSUs that will vest and be earned based on the achievement of financial performance targets during a two-year performance period for the 2010 and 2011 PSU awards, and a three-year performance period for the 2012 PEPunit awards, and require the NEO to continue to provide service to PepsiCo through the end of a three-year vesting period. Awards vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and vest in full upon retirement at age 62 or older with at least 10 years of service, subject, in each case, to achievement of applicable performance targets. Ms. Nooyi and Mr. Abdul-Latif are currently eligible for pro-rata vesting. For the 2012, 2011 and 2010 awards, the number displayed in column (h) reflects the target number of PEPunits and PSUs awarded. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of these awards.

(4)	The reported award reflects Mr. Cornell’s new hire RSU award which vests in three equal installments on each of the first, second and third anniversaries of the grant date, subject to his continued employment through each vesting date.

(5)	The reported award reflects Mr. Cornell’s new hire PEPunit award which vests in two equal installments on each of the second and third anniversaries of the grant date, subject to the achievement of pre-established performance targets over a three-year period.

(6)	The reported award reflects Mr. Abdul-Latif’s 2007 retention RSU award. 50% of the award vested on November 16, 2010 and the remaining 50% will vest on November 16, 2013, subject to his continued employment through such date.

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EXECUTIVE COMPENSATION (CONTINUED)

(7)	The reported award reflects Mr. Abdul-Latif’s retention PSU award which vests on March 1, 2014, subject to the achievement of pre-established performance targets over a three-year performance period. Mr. Abdul-Latif may receive 0% to 100% of the PSUs granted depending on the performance level achieved.

(8)	The reported award reflects Mr. Abdalla’s retention PSU award which vests on March 1, 2016 contingent upon the achievement of pre-established performance targets over a five-year performance period. Mr. Abdalla may receive 0% to 100% of the PSUs granted depending on the performance level achieved.

2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards (1)		Stock Awards (2)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (3) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (3) ($) (e)
Indra K. Nooyi	235,379	7,523,244	103,132	6,578,275
Hugh F. Johnston	56,365	1,829,621	27,771	1,824,162
Brian Cornell	0	0	0	0
Saad Abdul-Latif	75,465	2,004,615	15,641	997,661
Zein Abdalla	66,488	1,748,694	13,407	855,166
(1)	All stock option exercises during 2012 were executed in a manner consistent with PepsiCo’s Exercise and Hold Policy, which is described in the Governance Features of our Executive Compensation Programs section of the Compensation Discussion and Analysis beginning on pages 41-42 of this Proxy Statement.

(2)	The following table lists details of the PSU and RSU awards that vested in 2012 for the NEOs. The last column includes dividend equivalent amounts earned as a result of the PSUs and RSUs that vested in 2012 and were paid out in cash, and are not included in the table above. The PSUs vested on February 13, 2012 based upon the level of achievement attained with respect to the pre-established core constant currency EPS growth and international constant currency net revenue growth as a multiple of North America Net Revenue growth targets for the two-year performance period. A detailed description of PSU awards is provided in the Performance Stock Units (PSUs) section of the Compensation Discussion and Analysis on pages 33-34 of this Proxy Statement.

Name	Type	Grant Date	Payout Date	Number of Shares Granted (#)	Shares Acquired on Vesting (#)	Realized on Vesting ($)	Dividend Equivalents Paid ($)
Indra K. Nooyi	PSU	2/6/2009	2/13/2012	113,208	103,132	6,578,275	586,821
Hugh F. Johnston	RSU (A)	5/3/2006	5/3/2012	17,167	17,167	1,147,786	174,760
Hugh F. Johnston	PSU	2/6/2009	2/13/2012	11,640	10,604	676,376	60,337
Saad Abdul-Latif	PSU	2/6/2009	2/13/2012	17,170	15,641	997,661	88,997
Zein Abdalla	PSU	2/6/2009	2/13/2012	14,717	13,407	855,166	76,286
(A)	The amount reported reflects a retention RSU award.

(3)	The value realized on exercise of stock options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the stock options times the number of shares acquired on exercise of the options. The value realized on vesting of stock awards is equal to the average of the high and low market prices of PepsiCo Common Stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

PepsiCo 2013 Proxy Statement	51

EXECUTIVE COMPENSATION (CONTINUED)

2012 PENSION BENEFITS

PepsiCo Salaried Employees Retirement Plan

The PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”), which is a qualified defined benefit pension plan under the Internal Revenue Code, provides retirement benefits to eligible U.S. salaried employees of the Company hired prior to January 1, 2011. Ms. Nooyi and Messrs. Johnston, Abdul-Latif and Abdalla participate in the Salaried Plan. Benefits for the NEOs who participate in the Salaried Plan are determined using the same formula as for other eligible employees. NEOs receive no additional years of credited service or other enhancements in determining their benefits that are not available to other employees in the Salaried Plan.

Mr. Cornell has grandfathered benefits in both the qualified and non-qualified defined benefit plans based on his prior service with PepsiCo. These benefits will not grow with any additional earnings or service.

Prior to his relocation to the United States in September 2012, Mr. Abdalla participated in the PIRP, a separate international non-qualified defined benefit pension plan. The PIRP generally covers non-U.S. citizens who are on their second assignment outside their home country and are designated for participation by PepsiCo. The pension benefit provided under the PIRP is substantially the same as the basic formula under the Salaried Plan and the PEP described below, without the social security offset. The PIRP benefit is reduced by any pension or termination benefits paid to a participant by the Company including benefits paid under any other Company-provided retirement plan or pursuant to any government mandated retirement or severance plan.

Normal retirement benefits under the Salaried Plan are payable at age 65 with five years of service. Unreduced early retirement benefits are payable as early as age 62 with 10 years of service. Reduced early retirement benefits are payable as early as age 55 with 10 years of service and are determined by reducing the normal retirement benefit by 4% for each year prior to age 62. Currently, Ms. Nooyi and Mr. Abdul-Latif have met the eligibility requirements for early retirement.

Upon retirement, pension plan benefits are payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, or a 10-year certain annuity or a combination of a partial lump sum and an annuity. The single life annuity beginning at an NEO’s normal retirement date is determined by the following basic formula:

•	3% for each year of service up to 10 years, plus 1% for each year of service in excess of 10, multiplied by the executive’s highest consecutive five-year average monthly earnings;

•

reduced by 0.43% of the executive’s highest consecutive five-year average monthly earnings up to his or her monthly Social Security covered compensation, multiplied by the executive’s years of service up to 35.

Pensionable earnings include base salary and annual incentive compensation. Other bonus awards, stock options, PEPunits, PSUs, RSUs and LTC Awards are not considered when determining pension benefits.

All Salaried Plan participants, including NEOs, who become disabled after 10 years of service and remain disabled until retirement, receive service credit under the pension plan for their period of disability. All Salaried Plan participants, including NEOs, are entitled to the following benefits if they die before payments are scheduled to begin:

•	The spouse of an employee who is retirement-eligible is entitled to a pension equal to the survivor benefit under the 50% joint and survivor annuity option.

•

The surviving spouse or estate of active employees who are retirement-eligible are also entitled to a one-time payment equal to the lump sum benefit accrued at death, offset by the lump sum value of any surviving spouse’s pension that might be payable. (This special death benefit is paid by the Company; it is not an accrued benefit payable from the Salaried Plan.)

A participant with five or more years of service who terminates employment prior to attaining age 55 and completing 10 years of service is entitled to a deferred vested pension benefit. The deferred vested benefit is equal to the basic formula amount calculated using the potential years of credited service had the participant remained employed to age 65 pro-rated by a fraction, the numerator of

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EXECUTIVE COMPENSATION (CONTINUED)

which is the participant’s credited years of service at termination of employment and the denominator of which is the participant’s potential years of credited service had the participant remained employed to age 65. Deferred vested benefits are payable commencing at age 65. However, a participant may elect to commence benefits as early as age 55 on an actuarially reduced basis to reflect the longer payment period.

Eligible salaried employees hired or re-hired on or after January 1, 2011 and who are not eligible to participate in a defined benefit pension plan receive an ARC contribution under the PepsiCo Savings Plan between 2% and 9% of eligible pay based on age and years of service. As stated above, Mr. Cornell, who was re-hired by the Company after January 1, 2011, is not entitled to any ongoing pension accrual beyond the grandfathered benefit that he earned during his prior employment with the Company, and he accordingly receives an ARC contribution under the PepsiCo Savings Plan. The amount of Mr. Cornell’s ARC contribution is reported as compensation in the “All Other Compensation” column of the Summary Compensation Table.

Pension Equalization Plan

The PEP is an unfunded, non-qualified defined benefit pension plan that restores benefits that may not be paid from the Salaried Plan due to limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits. PEP benefits are payable to any eligible Salaried Plan participant whose Salaried Plan benefits are affected by these limits. The PEP benefit is equal to the Salaried Plan benefit (as determined without regard to the Internal Revenue Code’s limitations on compensation and benefits) less the actual benefit payable under the Salaried Plan. Generally, for benefits accrued and vested on or before December 31, 2004, a participant’s PEP benefit is payable under the same terms and conditions as the Salaried Plan. The benefits accrued and vested under the PEP after December 31, 2004 are paid in the form of a single lump sum distribution upon retirement. Deferred vested benefits accrued or vested under the PEP after December 31, 2004 are automatically paid in the form of an annuity at the later of age 55 or termination of employment. Distributions to specified employees are subject to a six-month delay under Section 409A of the Internal Revenue Code.

The present value of the accumulated retirement benefits reported in column (d) of the following 2012 Pension Benefits table represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the plan’s measurement date of December 29, 2012.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (1) (d)	Payments During Last Fiscal Year ($) (e)
Indra K. Nooyi	PepsiCo Salaried Employees Retirement Plan	18.8	756,565	0
	PepsiCo Pension Equalization Plan		13,816,068	0
Hugh F. Johnston	PepsiCo Salaried Employees Retirement Plan	22.8	616,382	0
	PepsiCo Pension Equalization Plan		3,244,735	0
Brian Cornell (2)	PepsiCo Salaried Employees Retirement Plan	20.4	481,570	0
	PepsiCo Pension Equalization Plan		1,242,829	0
Saad Abdul-Latif	PepsiCo Salaried Employees Retirement Plan	30.9	1,159,629	0
	PepsiCo Pension Equalization Plan		6,654,880	0
Zein Abdalla (3)	PepsiCo Salaried Employees Retirement Plan	0.3	5,269	0
	PepsiCo International Retirement Plan	16.8	2,310,714	0
	PepsiCo Pension Equalization Plan		1,797,462	0

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EXECUTIVE COMPENSATION (CONTINUED)

(1)	These amounts have been calculated using actuarial methods and assumptions shown below in the fiscal year-end valuation under the guidance on employers’ accounting for pensions with the assumption, required by SEC disclosure rules, that each NEO remains in service until retirement at the earliest date when unreduced retirement benefits would be available (i.e., age 62 or older):

•	Discount rate of 4.2%; and

•	Benefits will be converted to lump sums based on interest rates that grade up to 6% at retirement.

(2)	Mr. Cornell is currently participating in the ARC, and his pension values are based on his grandfathered benefits accrued during his previous employment with PepsiCo.

(3)	Effective September 2012, Mr. Abdalla ceased participation in the PIRP and commenced participation in the Salaried Plan and the PEP. Accordingly, Mr. Abdalla no longer accrues benefits under the PIRP.

2012 NON-QUALIFIED DEFERRED COMPENSATION

Executive Income Deferral Program

The Executive Income Deferral Program is a non-qualified and unfunded program. This means that PepsiCo does not set aside funds for the program in a trust or otherwise, and that a participant’s balances may be lost in the event of the Company’s bankruptcy. Under the current terms of the program, eligible executives may elect to defer up to 75% of their base salary and 100% of their annual incentive compensation. At the time of election to defer, executives are required to choose to receive future payments on either a specific date or upon separation from service. Executives earn a return based on investments in the phantom funds selected by the executives (listed in footnote (3) below) from a list of phantom funds made available by the Company. The Company does not provide a matching contribution on any deferrals or guarantee a return.

Payouts from the program are made in cash and may be received as a lump sum or in installments (quarterly, semi-annually or annually) over a period up to 20 years. Notwithstanding a participant’s payment election, deferrals made after 2000 are paid in a lump sum at the time of separation from service in cases in which separation (other than retirement) occurs prior to the elected payment date. Payments of deferrals made after 2004 to executives who are specified employees under Section 409A of the Internal Revenue Code that are triggered by a separation from service are delayed six months following separation. Executives have one opportunity to voluntarily delay their original payment date, provided payment of amounts subject to Section 409A of the Internal Revenue Code is delayed for at least five years and the election to defer is made at least 12 months prior to the date the payment was originally scheduled to be made. For additional detail on PepsiCo’s Executive Income Deferral Program, refer to the Executive Deferral section of the Compensation Discussion and Analysis on page 39 of this Proxy Statement.

Supplemental Savings Program

The ARC-E is a nonqualified, non-elective defined contribution deferred compensation plan sponsored by PepsiCo to provide benefits to employees whose participation in the ARC portion of the PepsiCo Savings Plan is limited due to Internal Revenue Code limitations on qualified plan compensation and benefits. The Company credits a notional amount equal to between 2% and 9% of eligible pay based on age and years of service, subject to a limit on the aggregate annual ARC and ARC-E contributions equal to the Internal Revenue Code section 401(a)(17) limit. Only U.S. salaried employees who are not eligible to accrue defined benefit pension benefits are eligible for the ARC under the PepsiCo Savings Plan or the ARC-E. Other than Mr. Cornell, the NEOs are each eligible to accrue defined benefit pension benefits and, therefore, are not eligible for the ARC or the ARC-E.

Each participant’s account, including hypothetical earnings, is vested after the participant has three years of service, but continues to be subject to forfeiture in the event of misconduct, as defined in the ARC-E for up to two years following separation from service. The ARC-E is unfunded and payments to participants are at all times subject to the claims of the Company’s general creditors.

54	PepsiCo 2013 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Participants select phantom investment options from those available under the ARC-E, which are a subset of the funds available under the PepsiCo Savings Plan, and amounts credited to participants’ accounts are subject to investment gains and losses. A participant’s vested account balance is paid in a single lump sum as soon as practicable following the last day of the month in which the participant separates from service, provided that specified employees under Section 409A may not receive a distribution for at least six months following separation from service.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (1) (c)	Aggregate Earnings in Last Fiscal Year ($) (2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (3) (f)
Indra K. Nooyi	0	0	486,650	1,946,987	9,475,526
Hugh F. Johnston	0	0	65,679	45,868	973,952
Brian Cornell	0	39,808	703	0	40,511
Saad Abdul-Latif	0	0	0	0	0
Zein Abdalla	0	0	0	0	0
(1)	The amount reported for Mr. Cornell represents notional Company contributions to the ARC-E account and is reported as compensation in the “All Other Compensation” column of the Summary Compensation Table. Mr. Cornell is not eligible to accrue any additional benefits under any defined benefit pension plan maintained by the Company. During 2012, these contributions were invested in the Blkrck LifePath 2025 fund which earned an annual rate of return of 12.12%.

(2)	Since 2009, PepsiCo has not provided above-market or preferential rates and as a result, the earnings on non-qualified deferred compensation are not included in the Summary Compensation Table.

(3)	Except for the contributions reported in column (c) for Mr. Cornell, none of the amounts reported in this column are reflected in the Summary Compensation Table. Deferral balances of NEOs under the Executive Income Deferral Program were invested in the following phantom funds and earned the following rates of return in 2012: (i) PepsiCo Common Stk: 6.35%, (ii) Defined AFR Fund: 2.96% and (iii) Blkrck LRG Eqty Indx: 16.06%.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Termination of Employment/Retirement

None of our active NEOs have any arrangement that provides for severance payments or benefits.

In the event a NEO retires, terminates or resigns from PepsiCo for any reason as of the fiscal year end, he or she would be entitled to:

•	the pension benefit disclosed in column (d) of the 2012 Pension Benefits table on page 53 of this Proxy Statement; and

•	the non-qualified deferred compensation balance disclosed in column (f) of the 2012 Non-Qualified Deferred Compensation table, above.

Our NEOs’ unvested annual long-term incentive awards vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, and fully vest upon death, disability or retirement on or after age 62. In order to be retirement eligible, an executive must be at least age 55 with 10 or more years of service. For retention awards, no accelerated vesting occurs upon retirement, and only a pro-rata portion would accelerate in the event of death or long-term disability. Even after vesting, PEPunit, PSU and LTC Awards remain subject to achievement of pre-established performance targets.

PepsiCo 2013 Proxy Statement	55

EXECUTIVE COMPENSATION (CONTINUED)

The following table sets forth, for each NEO, the value of the unvested stock option and PEPunit, PSU, RSU and LTC Awards and accrued dividend equivalents on PSUs and RSUs that would vest and would be forfeited if the NEO’s employment terminated on December 29, 2012, the last day of the 2012 fiscal year, due to termination without cause, retirement, death or long-term disability:

	Termination/Retirement ($ in millions) (1)		Death/Long-Term Disability ($ in millions) (1)
Name	Vest	Forfeit	Vest	Forfeit
Indra K. Nooyi	15.2	13.6	13.6	0.0
Hugh F. Johnston	0.0	5.6	5.6	0.0
Brian Cornell	0.0	8.7	8.7	0.0
Saad Abdul-Latif	2.5	6.8	5.4	1.5
Zein Abdalla	0.0	10.9	7.3	3.6
(1)	The stock options, PEPunits, PSUs, and RSUs were valued at a price of $68.02, PepsiCo’s closing stock price on December 28, 2012, the last trading day of the 2012 fiscal year. Amounts do not include the value of vested stock options that have already been earned or unvested stock options, PEPunits, PSUs and RSUs that an executive may have earned due to fulfilling the retirement eligibility criteria. Currently, Ms. Nooyi and Mr. Abdul-Latif are eligible for pro-rata vesting. For a list of earned vested stock options, see the 2012 Outstanding Equity Awards at Fiscal Year-End table beginning on page 49 of this Proxy Statement.

Change in Control

Since 2007 PepsiCo has implemented “double trigger” vesting. This means that unvested stock option and PEPunit, PSU, RSU and LTC Awards only vest if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquirer fails to assume or replace the outstanding awards.

For each NEO, the following table illustrates:

•

the value of stock option, PEPunit, PSU, RSU, LTC Awards and accrued dividend equivalents on PSUs and RSUs that would vest upon a change in control of PepsiCo without termination of employment reflecting target level of payout; and

•

the incremental value of the stock options, PEPunits, PSUs, RSUs, LTC Awards and accrued dividend equivalents on PSUs and RSUs that would vest upon a NEO’s termination without cause or resignation for good reason at the time of the change in control plus the excess of the Black-Scholes value above the intrinsic value of vested options awarded prior to 2007 that would become payable at that time.

	Change in Control ($ in millions)
Name	Total Benefit: Change in Control Only	Total Benefit: Qualifying Termination upon Change in Control (1)
Indra K. Nooyi	0.0	13.6
Hugh F. Johnston	0.0	5.6
Brian Cornell	0.0	8.7
Saad Abdul-Latif	0.0	6.8
Zein Abdalla	0.0	10.9
(1)	The amounts reported in this column assume that both the change in control and termination occurred on December 29, 2012, the last day of the 2012 fiscal year. The stock options, PEPunits, PSUs and RSUs were valued based on PepsiCo’s $68.02 closing stock price on December 28, 2012. Amounts do not include vested options that have already been earned due to continued service other than the excess of the Black-Scholes value above the intrinsic value on vested options granted prior to 2007. For a list of earned vested stock options, please see the 2012 Outstanding Equity Awards at Fiscal Year-End table on page 49 of this Proxy Statement.

56	PepsiCo 2013 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012.

THE COMPENSATION COMMITTEE

LLOYD G. TROTTER, CHAIRMAN RAY L. HUNT JAMES J. SCHIRO	VICTOR J. DZAU SHARON PERCY ROCKEFELLER DANIEL VASELLA

PepsiCo 2013 Proxy Statement	57

2012 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors are compensated for their service on the Board as described below.

ANNUAL COMPENSATION

All active non-employee directors receive an annual cash retainer of $100,000 and an annual equity award of $150,000. To reflect their additional responsibilities, the Nominating and Corporate Governance Committee Chair receives an additional $30,000 annual cash retainer, the Audit Committee Chair and the Compensation Committee Chair each receive an additional $40,000 annual cash retainer, and the Presiding Director receives an additional $50,000 annual cash retainer. Effective June 1, 2013, any and all annual cash retainers will be paid in arrears in December and June of each year for the immediately preceding six-month period, with the first payment in arrears to be made in December 2013 for service during the period June 1, 2013 through November 30, 2013.

Directors may elect to defer their cash retainer into phantom units of PepsiCo Common Stock that are payable at the end of the deferral period selected by the directors. The $150,000 annual equity award consists of phantom units of PepsiCo Common Stock that are payable on the first day of the calendar quarter following the first anniversary of the director’s retirement or resignation from PepsiCo’s Board of Directors. The number of phantom units of PepsiCo Common Stock granted to each director on October 1, 2012 was determined by dividing the $150,000 equity award value by the closing price of PepsiCo Common Stock on the grant date, which was $70.65. As such, each active director was granted 2,123 phantom units. Each phantom unit represents the right to receive one share of PepsiCo Common Stock and dividend equivalents. Dividend equivalents are reinvested in additional phantom units.

Directors are reimbursed for expenses incurred to attend Board and Committee meetings. Directors do not receive any meeting fees. Directors do not have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident insurance coverage. Directors are eligible for matching of charitable contributions through the PepsiCo Foundation, which is generally available to all PepsiCo employees.

INITIAL SHARE GRANT

Each newly appointed non-employee director receives a one-time grant of 1,000 shares of PepsiCo Common Stock when he or she joins the Board. These shares are immediately vested but must be held until the director leaves the Board.

GOVERNANCE FEATURES

Our compensation program for non-employee directors operates with the following governance features which are similar to programs for executive officer:

Stock Ownership. To reinforce our ownership philosophy, non-employee directors are currently required to own shares of PepsiCo stock equal to $500,000 (five times the annual cash retainer). Shares or phantom units of PepsiCo Common Stock held either directly by the non-employee director (or immediate family members), in the director’s deferred compensation account, or in a trust for the benefit of immediate family members, count towards satisfying the requirement. Unexercised stock options do not count towards satisfying the requirement.

Non-employee directors have five years from their appointment to meet their ownership guideline requirement. All of our non-employee directors have met or are on track to meet their objectives within the five-year time requirement.

Exercise and Hold Policy. To ensure that non-employee directors exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted an Exercise and Hold Policy. This policy limits the aggregate amount of proceeds that a director may receive in cash upon exercise of options during each calendar year to 20% of the aggregate value of all the director’s in-the-money vested options as of January 1 of that year. Any proceeds in excess of this 20% limit must be held in PepsiCo shares for at least one year after the date of exercise. This 20% limit is applied to the proceeds remaining after payment of taxes and the exercise price for the option. The Exercise and Hold Policy for directors is waived once ownership guidelines are met.

58	PepsiCo 2013 Proxy Statement

2012 DIRECTOR COMPENSATION (CONTINUED)

Clawback Provision. Under the terms of our long-term incentive plans, non-employee directors who violate PepsiCo’s Global Code of Conduct, who violate our non-compete, non-solicitation and non-disclosure policies or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel a non-employee director’s outstanding equity awards if PepsiCo determines that the non-employee director has committed any such violation. The long-term incentive plans also permit PepsiCo to claw back all gains from exercised stock options and vested RSUs received within the 12 months preceding the violation.

Hedging. Our insider trading policy prohibits non-employee directors from using any strategies or products (e.g., derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo stock.

Trading Windows. Non-employee directors can only purchase and sell PepsiCo stock and exercise stock options during approved trading windows.

2012 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table summarizes the compensation of the non-employee directors for the fiscal year ended December 29, 2012.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	All Other Compensation ($)(4) (e)	Total($) (f)
Shona L. Brown	66,667	150,000	0	0	216,667
George W. Buckley (5)	91,667	258,350	0	0	350,017
Ian M. Cook	66,667	150,000	0	0	216,667
Dina Dublon	93,334	150,000	0	20,000	263,334
Victor J. Dzau	66,667	150,000	0	0	216,667
Ray L. Hunt	86,667	150,000	0	0	236,667
Alberto Ibargüen	66,667	150,000	0	0	216,667
Sharon P. Rockefeller	66,667	150,000	0	0	216,667
James J. Schiro	100,001	150,000	0	0	250,001
Lloyd G. Trotter (6)	110,001	150,000	0	0	260,001
Daniel Vasella	66,667	150,000	0	0	216,667
Alberto Weisser	66,667	150,000	0	0	216,667
(1)	The retainer fee reflects the final advance payment made in October 2012 for service during the period October 1, 2012 through May 31, 2013. The following directors elected to defer their 2012-2013 cash compensation into PepsiCo’s director deferral program: Dr. Dzau and Dr. Vasella each deferred his $66,667 retainer into 944 phantom stock units; Mr. Hunt deferred his $86,667 retainer into 1,227 phantom stock units; Mr. Trotter deferred his $93,334 retainer into 1,321 phantom stock units and Mr. Schiro deferred his $100,001 retainer into 1,415 phantom stock units.

Mr. Arthur Martinez retired from the Board effective May 2012. Accordingly, his last payment for service as a director was made in October 2011 and reported in PepsiCo’s 2012 Proxy Statement.

(2)	The amounts reported for stock awards represent the full grant date fair value of the phantom stock units granted in 2012 calculated in accordance with the accounting guidance on share-based payments.

PepsiCo 2013 Proxy Statement	59

2012 DIRECTOR COMPENSATION (CONTINUED)

(3)	Prior to 2007, the directors’ annual equity award included stock options and RSUs. Beginning in 2007, the directors’ annual equity award consisted solely of phantom stock units. The number of vested and unvested stock options held by each non-employee director at fiscal year-end 2012 is shown below:

Name	Number of Vested Options	Number of Unvested Options
Shona L. Brown	0	0
George W. Buckley	0	0
Ian M. Cook	0	0
Dina Dublon	7,958	0
Victor J. Dzau	6,588	0
Ray L. Hunt	0	0
Alberto Ibargüen	6,588	0
Sharon P. Rockefeller	12,618	0
James J. Schiro	19,070	0
Lloyd G. Trotter	0	0
Daniel Vasella	13,040	0
Alberto Weisser	0	0
(4)	The amounts reported in this column include PepsiCo Foundation matching gift contributions. PepsiCo Foundation matching gift contributions are available to all full-time PepsiCo employees, PepsiCo retirees, PepsiCo non-employee directors and spouses of eligible individuals. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations, with PepsiCo Foundation annual contributions capped at $10,000, or $20,000 if an eligible individual provides significant and continuous ongoing volunteer services to a tax-exempt organization in addition to his or her financial contribution.

(5)	Upon joining the Board on September 19, 2012, Mr. Buckley received the one-time grant of 1,000 shares of PepsiCo Common Stock granted to all new directors. He also received a pro-rated annual retainer of $25,000 and a pro-rated annual equity award of $37,500 for serving as a director during the third quarter in 2012. He also received the $66,667 annual cash retainer and $150,000 annual equity award on October 1, 2012 to compensate him for the period October 1, 2012 through September 30, 2013.

(6)	The retainer fee includes a pro-rata amount of $16,667 to reflect Mr. Trotter’s appointment as Compensation Committee Chair, effective May 2012.

60	PepsiCo 2013 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information as of December 29, 2012 with respect to the shares of PepsiCo Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (1)	74,683,233	(2)	$60.61	(6)	123,724,614	(3)
Equity compensation plans not approved by security holders (4)	939,390		$39.72	(6)	—
Total (5)	75,622,623		$60.30	(6)	123,724,614
(1)	Includes the 2007 Long-Term Incentive Plan (the “2007 Plan”), the 2003 Long-Term Incentive Plan (the “2003 Plan”) and the 1994 Long-Term Incentive Plan.

(2)	This amount includes 367,995 PEPunits and 11,972,321 PSUs and RSUs that, if and when vested, will be settled in shares of PepsiCo Common Stock. This amount also includes 272,019 phantom units under the PepsiCo Director Deferral Program that will be settled in shares of Common Stock pursuant to the 2007 Plan at the end of the applicable deferral period.

(3)	The shareholder-approved 2007 Plan is the only equity compensation plan under which PepsiCo currently issues equity awards. As of May 2, 2007, the 2007 Plan superseded the Company’s prior plan, the shareholder-approved 2003 Plan, and no further awards were made under the 2003 Plan. The 2007 Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The 2007 Plan authorizes a number of shares for issuance equal to 195,000,000 plus the number of shares underlying awards under the Company’s prior equity compensation plans that are cancelled or expire after May 2, 2007 without delivery of shares. Under the 2007 Plan, any stock option granted reduces the available number of shares on a one-to-one basis, any RSU or other full value award granted before May 5, 2010 reduces the available number of shares on a one-to-one basis and any RSU or other full value award granted on or after May 5, 2010 reduces the available number of shares on a one-to-three basis.

(4)	Includes the SharePower Stock Option Plan (the “SharePower Plan”). The SharePower Plan was adopted by the Board of Directors on July 1, 1989. Under the SharePower Plan, options were generally granted each year to virtually all of our full-time employees based on a formula tied to annual earnings and tenure. Each year, the Board of Directors authorized the number of shares required to grant options under the SharePower formula. SharePower options were granted with an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. SharePower options generally become exercisable after three years and have a ten-year term. As of May 7, 2003, no further awards were made under the SharePower Plan and it was superseded by the 2003 LTIP. SharePower awards are currently made under the 2007 LTIP. The SharePower Plan is included as Exhibit 10.13 in our 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2003.

(5)	The table does not include information for equity compensation plans assumed by PepsiCo in connection with PepsiCo’s merger with The Quaker Oats Company (“Quaker”) in 2001 and acquisitions of The Pepsi Bottling Group, Inc. (“PBG”) and PepsiAmericas Inc. (“PAS”) in 2010.

•

As of December 29, 2012, 16,368 shares of PepsiCo Common Stock, which are related to awards issued under the Quaker plans prior to the merger, have been deferred and will be issued in the future. No additional options or other awards may be granted under the Quaker plans.

•

As of December 29, 2012, 4,694,683 shares of PepsiCo Common Stock were issuable upon the exercise of outstanding options granted under the PBG plans prior to the acquisition of PBG at a weighted average exercise price of $44.53 and an additional 10,195 shares of PepsiCo Common Stock related to RSU awards issued under the PBG plans prior to the acquisition of PBG. No additional stock options or other awards may be granted under the PBG plans.

•

As of December 29, 2012, 168,238 shares of PepsiCo Common Stock were issuable upon the exercise of outstanding options granted under the PAS plans prior to the acquisition of PAS at a weighted average exercise price of $33.19. No additional stock options or other awards may be granted under the PAS plans.

(6)	Weighted average exercise price of outstanding options only.

PepsiCo 2013 Proxy Statement	61

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROXY ITEM NO. 2)

The Audit Committee has appointed KPMG LLP as PepsiCo’s independent registered public accountants for fiscal year 2013. KPMG has served as PepsiCo’s independent registered public accountants since 1990. While we are not required to seek shareholder ratification of the selection of KPMG as our independent registered public accountants, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the selection, the Audit Committee will take the vote into consideration when determining whether or not to retain KPMG.

Representatives of KPMG are expected to be present and available to answer appropriate questions at the Annual Meeting and will have an opportunity to make statements during the meeting if they desire to do so.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as PepsiCo’s independent registered public accountants for fiscal year 2013.

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

(PROXY ITEM NO. 3)

In response to the preference expressed by a majority of our shareholders at our 2011 Annual Meeting, PepsiCo’s Board of Directors determined in May 2011 that the Company would hold an annual vote on the compensation of its NEOs. Accordingly, pursuant to Section 14A of the Exchange Act, we are asking shareholders to cast an advisory vote to approve the compensation of our NEOs disclosed in the Executive Compensation section beginning on page 27 of this Proxy Statement. While this vote is non-binding, PepsiCo values the opinions of its shareholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions.

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that PepsiCo’s executive compensation programs effectively align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to PepsiCo’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to PepsiCo’s long-term success.

We are asking our shareholders to vote FOR, in a non-binding vote, the following resolution:

“Resolved, the shareholders of PepsiCo approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including

62	PepsiCo 2013 Proxy Statement

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (PROXY ITEM NO. 3) (CONTINUED)

the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives on pages 27-57 of this Proxy Statement for the 2013 Annual Meeting of Shareholders.”

The next advisory vote to approve our executive compensation will occur at the 2014 Annual Meeting of Shareholders, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

Our Board of Directors recommends that shareholders vote “FOR” the compensation of our Named Executive Officers.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2014 SHAREHOLDER PROPOSALS

PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal formally considered at the 2014 Annual Meeting, and included in the Proxy Statement for that meeting, we must receive the proposal in writing on or before the close of business on November 22, 2013 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals must be addressed to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

Under our By-Laws, if a shareholder wishes to present other business at the 2014 Annual Meeting of Shareholders, or nominate a director candidate, we must receive proper written notice of any such business or nominations no earlier than January 1, 2014 and no later than January 31, 2014. If the 2014 Annual Meeting is not within thirty days before or sixty days after the anniversary date of this year’s Annual Meeting, we must receive notice no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any notice must include the information specified in the By-Laws and must be addressed to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

PepsiCo 2013 Proxy Statement	63

GENERAL

The 2012 Annual Report to Shareholders, including financial statements, was delivered or made available with this Proxy Statement or was previously delivered to shareholders. If you have not received the Annual Report, please contact PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, NY 10577 or (914) 253-3055 or investor@pepsico.com. The Annual Report can also be found on our website at www.pepsico.com under “Investors”—“Annual Reports.”

If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to PepsiCo’s Manager of

Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, NY 10577 or (914) 253-3055 or investor@pepsico.com.

A copy of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (including the financial statements, schedules and a list of exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed above. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or at our website, www.pepsico.com under “Investors”—“SEC Filings.”

Your vote is very important. Please vote your shares promptly through any of the means described on the proxy card, the vote instruction form or the Notice of Annual Meeting.

By Order of the Board of Directors,

LARRY D. THOMPSON

Corporate Secretary

64	PepsiCo 2013 Proxy Statement

EXHIBIT A

Reconciliation of GAAP and Non-GAAP Information

($ in millions, except per share amounts, unaudited)

Organic Revenue and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends. Additionally, management operating cash flow excluding certain items is the primary measure management uses to monitor cash flow performance. Management operating cash flow is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. See pages 45-47 of PepsiCo’s 2012 Annual Report on Form 10-K for a detailed description of the items excluded from the below Non-GAAP financial measures.

Net Revenue Growth Reconciliation

Year Ended
12/29/2012
Reported Net Revenue Growth	(1.5)%
Impact of Acquisitions and Divestitures	3

Impact of Foreign Exchange Translation	2.5

53rd Week	1

Organic Revenue Growth	5%

Net Income Attributable to PepsiCo Reconciliation

	Year Ended
	12/29/12	12/31/11	Growth
Reported Net Income Attributable to PepsiCo	$6,178	$6,443	(4)%
Mark-to-Market Net Impact	(41)	71
Merger and Integration Charges	12	271
Restructuring and Impairment Charges	215	286
Restructuring and Other Charges Related to the Transaction with Tingyi	176	—
Pension Lump Sum Settlement Charge	131	—
Tax Benefit Related to Tax Court Decision	(217)	—
53rd Week	—	(64)
Inventory Fair Value Adjustments	—	28

Core Net Income Attributable to PepsiCo	$6,454	$7,035	(8)%

Impact of Foreign Exchange Translation			2

Core Constant Currency Net Income Attributable to PepsiCo			(6)%

PepsiCo 2013 Proxy Statement	A-1

EXHIBIT A (CONTINUED)

Diluted EPS Reconciliation

	Year Ended
	12/29/12	12/31/11	Growth
Reported Diluted EPS	$3.92	$4.03	(3)%
Mark-to-Market Net Impact	(0.03)	0.04
Merger and Integration Charges	0.01	0.17
Restructuring and Impairment Charges	0.14	0.18
Restructuring and Other Charges Related to the Transaction with Tingyi	0.11	—
Pension Lump Sum Settlement Charge	0.08	—
Tax Benefit Related to Tax Court Decision	(0.14)	—
53rd Week	—	(0.04)
Inventory Fair Value Adjustments	—	0.02

Core Diluted EPS	$4.10 *	$4.40	(7)%

Impact of Foreign Exchange Translation			2

Core Constant Currency Diluted EPS			(5)%

*	Does not sum due to rounding.

Net Cash Provided by Operating Activities Reconciliation

	Year Ended
	12/29/12	12/31/11	Growth
Net Cash Provided by Operating Activities	$8,479	$8,944	(5)%
Capital Spending	(2,714)	(3,339)
Sales of Property, Plant and Equipment	95	84

Management Operating Cash Flow	5,860	5,689	3%
Discretionary Pension and Retiree Medical Contributions (after-tax)	1,051	44
Merger and Integration Payments (after-tax)	63	283
Payments Related to Restructuring Charges (after-tax)	260	21
Capital Investments Related to the PBG/PAS Integration	10	108
Capital Investments Related to Productivity Plan	26	–
Payments for Restructuring and Other Charges Related to the Transaction with Tingyi	117	–

Management Operating Cash Flow Excluding Above Items	$7,387	$6,145	20%

A-2	PepsiCo 2013 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on April 30, 2013.

Vote by Internet • Go to www.envisionreports.com/PEP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

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Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — Where no voting instructions are given, the shares represented by this proxy will be voted “FOR” each of the nominees listed in item No. 1 and “FOR” items No. 2 and 3.

The Board of Directors recommends you vote “FOR” each of the nominees listed in item No. 1 and “FOR” items No. 2 and 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - S.L. Brown	☐	☐	☐	1.8 - I.K. Nooyi	☐	☐	☐	2. Ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2013.	☐	☐	☐
1.2 - G.W. Buckley	☐	☐	☐	1.9 - S.P. Rockefeller	☐	☐	☐	3. Advisory resolution to approve executive compensation.	☐	☐	☐
1.3 - I.M. Cook	☐	☐	☐	1.10 - J.J. Schiro	☐	☐	☐
1.4 - D. Dublon	☐	☐	☐	1.11 - L.G. Trotter	☐	☐	☐
1.5 - V.J. Dzau	☐	☐	☐	1.12 - D. Vasella	☐	☐	☐
1.6 - R.L. Hunt	☐	☐	☐	1.13 - A. Weisser	☐	☐	☐
1.7 - A. Ibargüen	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

01LJBE

ADMISSION TICKET

2013 Annual Meeting of Shareholders of PepsiCo, Inc.

Dear Shareholder(s):

The Annual Meeting of Shareholders of PepsiCo, Inc. will be held at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562, on Wednesday, May 1, 2013, at 9:00 A.M., Eastern Daylight Time.

Admission to the meeting will be on a first-come, first-served basis. This admission ticket and a valid government-issued photo identification card, such as a driver’s license, state identification card or passport, will be required to enter the meeting. If you are a shareholder of record and plan to attend the meeting, please bring this admission ticket to the meeting.

Directions to the PepsiCo, Inc. 2013 Annual Meeting at the North Carolina History Center

FROM COASTAL CAROLINA REGIONAL AIRPORT (EWN):

Head east on Terminal Drive. Turn LEFT on Airport Road. Take the 2nd LEFT onto US 70 West. Take exit #417A toward New Bern. Merge onto US 70 Bus. Turn LEFT onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE NORTHWEST (Raleigh, Goldsboro):

Take Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE NORTH (Greenville):

Take Highway 17 South from Washington, NC. Cross the Neuse River Bridge, take the ramp straight to US 70 and cross the Freedom Memorial Bridge. Take the Trent Road/Pembroke exit and turn right at the light. Turn right at the third light (Broad Street) then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE SOUTH (Wilmington, Jacksonville):

Take Highway 17 North into New Bern. Stay on the same road (also called ML King Blvd.) and pass Twin Rivers Mall. Go under Route 70 overpass (Hwy 17 becomes Business 17) - stay in middle lane. Road will veer right at Palace Motel and name will change to Neuse Blvd. Shortly after fire station name will change again to Broad Street. Continue on Broad Street to Hancock Street. Turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE SOUTHWEST (Fayetteville):

Take I-95 North to Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

* Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at: http://www.envisionreports.com/pep

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PEPSICO, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — MAY 1, 2013

THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO’S BOARD OF DIRECTORS

The undersigned hereby appoints Indra K. Nooyi, Larry D. Thompson and Cynthia Nastanski, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and/or Convertible Preferred Stock of PepsiCo, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc. in New Bern, NC, on Wednesday, May 1, 2013 at 9:00 A.M., Eastern Daylight Time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

Please mark this proxy as indicated on the reverse side to vote on any item. Shares represented by this proxy will be voted in accordance with your specifications. If you do not provide specific instructions, shares represented by this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be marked on the other side)

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Receipt is hereby acknowledged of the PepsiCo Notice of Meeting and Proxy Statement. IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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Vote by Internet • Go to www.envisionreports.com/PEP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

PepsiCo. Inc. Shareholder Meeting to be Held on May 1, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/PEP

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/PEP to view the materials.

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Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on April 30, 2013.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 15, 2013 to facilitate timely delivery.

01LJDD

Shareholder Meeting Notice

The 2013 Annual Meeting of Shareholders of PepsiCo, Inc. (the “Company”) will be held at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562, on Wednesday, May 1, 2013, at 9:00 A.M., Eastern Daylight Time.

Proposals to be considered at the Annual Meeting:

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN ITEM NO. 1 AND “FOR” ITEMS NO. 2 AND 3.

1.	Election of 13 Directors;

2.	Ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2013;

3.	Advisory resolution to approve executive compensation.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card.

The Board of Directors has fixed the close of business on March 7, 2013 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found below.

Directions to the PepsiCo, Inc. 2013 Annual Meeting at the North Carolina History Center

FROM COASTAL CAROLINA REGIONAL AIRPORT (EWN):

Head east on Terminal Drive. Turn LEFT on Airport Road. Take the 2nd LEFT onto US 70 West. Take exit #417A toward New Bern. Merge onto US 70 Bus. Turn LEFT onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE NORTHWEST (Raleigh, Goldsboro):

Take Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock

Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE NORTH (Greenville):

Take Highway 17 South from Washington, NC. Cross the Neuse River Bridge, take the ramp straight to US 70 and cross the Freedom Memorial Bridge. Take the Trent Road/Pembroke exit and turn right at the light. Turn right at the third light (Broad Street) then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE SOUTH (Wilmington, Jacksonville):

Take Highway 17 North into New Bern. Stay on the same road (also called ML King Blvd.) and pass Twin Rivers Mall. Go under Route 70 overpass (Hwy 17 becomes Business 17) - stay in middle lane. Road will veer right at Palace Motel and name will change to Neuse Blvd. Shortly after fire station name will change again to Broad Street. Continue on Broad Street to Hancock Street. Turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE SOUTHWEST (Fayetteville):

Take I-95 North to Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet - Go to www.envisionreports.com/PEP. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email - Send email to investorvote@computershare.com with “Proxy Materials PepsiCo, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 15, 2013.

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